UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

RED HAT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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PROXY STATEMENT

2014 Annual Meeting of Stockholders

June 25, 2014

June 25, 2014

Dear Red Hat Stockholders,

It is my pleasure to invite you to Red Hat’s 2014 Annual Meeting of Stockholders. This year’s meeting will be held on Thursday, August 7, 2014, at 9:00 a.m. local time, at our corporate headquarters, located at 100 East Davie Street, Raleigh, North Carolina 27601. I hope you will be able to attend.

This year we are again pleased to furnish our proxy materials via the Internet. Providing our materials to stockholders electronically allows us to conserve natural resources and reduce our printing and mailing costs for the distribution of the proxy materials. We will mail to stockholders a Notice of Internet Availability of Proxy Materials for the 2014 Annual Meeting which contains instructions on how to access those documents over the Internet. Stockholders who wish to receive paper copies of the proxy materials may do so by following the instructions on the Notice of Internet Availability of Proxy Materials.

Your vote is important to us. Whether or not you plan to attend the 2014 Annual Meeting, we hope you will vote as soon as possible. You may vote in person, by telephone, over the Internet or, if you received paper copies of the proxy materials, by mail.

Thank you for your ongoing support of Red Hat.

Sincerely,

James M. Whitehurst President and Chief Executive Officer

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	9:00 a.m. local time on Thursday, August 7, 2014

PLACE:	Red Hat’s corporate headquarters located at 100 East Davie Street, Raleigh, North Carolina 27601

ITEMS OF BUSINESS:

1.       To elect four members to the Board of Directors, each to serve for a one-year term

2.      To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2015

3.      To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation

4.     To transact such other business as may properly come before the 2014 Annual Meeting and any adjournments thereof

ADJOURNMENTS AND POSTPONEMENTS:	Any action on the items of business described above may be considered at the 2014 Annual Meeting or at any time and date to which the 2014 Annual Meeting may be properly adjourned or postponed.

RECORD DATE:	Stockholders of record at the close of business on June 13, 2014 are entitled to notice of, and to vote at, the 2014 Annual Meeting and at any adjournments or postponements thereof.

INSPECTION OF LIST OF STOCKHOLDERS OF RECORD:	A list of stockholders of record will be available for inspection at our corporate headquarters located at 100 East Davie Street, Raleigh, North Carolina 27601, during ordinary business hours during the ten-day period before the 2014 Annual Meeting.

VOTING:	Whether or not you plan to attend the 2014 Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet as described in the proxy materials. If you received a copy of the proxy card by mail you may sign, date and mail the proxy card in the pre-paid envelope provided.

By Order of the Board of Directors,

Michael R. Cunningham Secretary

Raleigh, North Carolina

June 25, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING TO BE HELD ON AUGUST 7, 2014: THIS PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND RED HAT’S ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.EDOCUMENTVIEW.COM/RHT

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

ON AUGUST 7, 2014

PROXY SUMMARY

We provide highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2014 Annual Report before you vote.

2014 ANNUAL MEETING OF STOCKHOLDERS

WHERE? Red Hat’s Corporate HQ: 100 East Davie Street Raleigh, North Carolina 27601	WHEN? Thursday August 7, 2014 9:00 a.m.	WHO MAY ATTEND & VOTE? Stockholders of record at the close of business on June 13, 2014

AGENDA ITEMS AND BOARD RECOMMENDATIONS

	ITEM	RECOMMENDATION
1.	Elect Sohaib Abbasi, Narendra K. Gupta, William S. Kaiser and James M. Whitehurst to the Board of Directors, each to serve for a one-year term	VOTE FOR
2.	Ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2015	VOTE FOR
3.	Approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation	VOTE FOR

ELECTRONIC VERSIONS
This Proxy Statement, the accompanying proxy card and Red Hat’s Annual Report to stockholders are available at: www.edocumentview.com/RHT

RED HAT, INC.    2014 PROXY STATEMENT    1

NAME	AGE	PRIMARY OCCUPATION	COMMITTEE MEMBERSHIP	EXPERIENCE & EXPERTISE	INDEPENDENT

DIRECTOR NOMINEES
Sohaib Abbasi	57	Chairman, Chief	Audit	IT Industry, Public	✓
		Executive Officer		Company Board,
		and President		Senior Leadership
of Informatica
Corporation
Narendra K. Gupta	65	Managing Director	Compensation,	Global, IT Industry,	✓
		of Nexus Venture	Nominating	Public Company
		Partners	and Corporate	Board, Science and
			Governance	Technology
William S. Kaiser	58	Managing	Nominating	Financial, IT	✓
		Director, Greylock	and Corporate	Industry
		Management	Governance
		Corporation	(Chair)
James M. Whitehurst	46	President and CEO		Financial, Global,
		of Red Hat, Inc.		Senior Leadership

DIRECTORS CONTINUING TO SERVE
W. Steve Albrecht	67	Professor of	Audit (Chair),	Financial, Public	✓
		Accounting,	Nominating	Company Board,
		Brigham Young	and Corporate	Senior Leadership
		University,	Governance
Marriott School of
Management
Jeffrey J. Clarke	52	Chief Executive	Audit,	Global, IT Industry,	✓
		Officer of Eastman	Compensation	Senior Leadership
		Kodak Company	(Chair)
Marye Anne Fox	66	Chancellor Emerita	Compensation,	Public Company	✓
		of the University	Nominating	Board, Science and
		of California,	and Corporate	Technology, Senior
		San Diego	Governance	Leadership
Donald H.	71	Teaching Professor	Audit,	Financial, Public	✓
Livingstone		(Retired), Brigham	Compensation	Company Board
Young University,
Marriott School of
Management
General H. Hugh	72	U.S. Army (Retired)	Compensation	Global, Public	✓
Shelton		and Former		Company Board,
		Chairman of the		Senior Leadership
Joint Chiefs of Staff

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COMPANY PERFORMANCE AND EXECUTIVE COMPENSATION

In Fiscal 2014, Red hat delivered double-digit growth on revenue, operating income, operating cash flow, and stock price. The financial metrics below drive our performance compensation payouts.

Based on the performance of the Company and individual executives in Fiscal 2014, the Compensation Committee approved the following payouts under performance elements of our compensation program:

•	ANNUAL CASH BONUS PLAN – payouts averaging 120% of target, based on financial goal achievement of 113% and average individual goal achievement of 141%;

•	OPERATING PERFORMANCE SHARE UNITS — payouts at an average of 179% of target, based on growth in revenue and operating income relative to peer group companies; and

•	STOCK PERFORMANCE SHARE UNITS — payouts at 100% of target, based on stock price growth over a three-year period relative to peer group companies.

RED HAT, INC.    2014 PROXY STATEMENT    3

FISCAL 2014 COMPENSATION PAID TO OUR NAMED OFFICERS

NAME & PRINCIPAL POSITION	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
James M.
Whitehurst	800,000	—	4,678,954	1,205,630	7,968	6,692,552

President and
Chief Executive
Officer

Charles E.
Peters, Jr.	480,000	—	2,339,475	462,559	7,959	3,289,993

Executive Vice
President and
Chief Financial Officer
Brian M.
Stevens	438,161	1,500,000	5,637,646	356,831	7,670	7,940,308

Executive
Vice President and Chief
Technology Officer
Paul J.
Cormier	480,000	—	3,509,215	472,800	309	4,462,324

Executive Vice
President and
President,
Products and Technology
Arun Oberoi	465,000	—	2,339,475	440,355	8,412	3,253,242

Executive Vice
President of
Global Sales and Services

4    RED HAT, INC.    2014 PROXY STATEMENT

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

ON AUGUST 7, 2014

INTRODUCTION

This Proxy Statement for Red Hat’s 2014 Annual Meeting of Stockholders (“Proxy Statement”) is furnished in connection with a solicitation of proxies by the Board of Directors (“Board”) of Red Hat, Inc. to be used at our 2014 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the corporate headquarters of Red Hat, Inc. located at 100 East Davie Street, Raleigh, North Carolina 27601 on Thursday, August 7, 2014, at 9:00 a.m. local time, and at any adjournments or postponements thereof.

A Notice of Internet Availability of Proxy Materials (or this Proxy Statement and the accompanying materials) are being mailed on or about June 27, 2014 to stockholders of record as of the close of business on June 13, 2014.

This Proxy Statement and the 2014 Annual Report to Stockholders are available for viewing, printing and downloading at www.edocumentview.com/RHT.

You may obtain a copy of our Annual Report on Form 10-K for the year ended February 28, 2014, as filed with the U.S. Securities and Exchange Commission (“SEC”), except for exhibits thereto, without charge upon written request to Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601, Attn: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

When we use the terms “Red Hat,” “the Company,” “we,” “us,” and “our,” we mean Red Hat, Inc., a Delaware corporation, and its subsidiaries, where applicable.

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

Why am I receiving these proxy materials?

We have made these proxy materials available to you over the Internet, or have delivered paper copies of these proxy materials to you by mail, in connection with the solicitation of proxies for our Annual Meeting. These materials include information that we are required to provide to you under the rules of the SEC and are designed to assist you in voting on the matters presented at the Annual Meeting. Stockholders of record as of the close of business on June 13, 2014 may attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement.

What is included in the proxy materials?

The proxy materials include our Proxy Statement for the Annual Meeting, our 2014 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended February 28, 2014 (“Fiscal 2014”), and, if you receive a paper copy of these materials, a proxy card or voting instruction card.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

You may receive a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of the proxy materials. The Notice of Internet Availability describes how to access the proxy materials over the Internet and request paper copies of the proxy materials via

RED HAT, INC.    2014 PROXY STATEMENT    5

mail. We will begin mailing the Notices of Internet Availability on or about June 27, 2014 to stockholders who are eligible to vote at the Annual Meeting.

Who is eligible to vote at the Annual Meeting?

If your shares of Red Hat common stock are registered in your name in the records of our transfer agent, Computershare Limited (“Computershare”), as of the close of business on June 13, 2014, you are a “stockholder of record” for purposes of the Annual Meeting and are eligible to attend and vote. If you hold shares of our common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or similar institution. Instructions on how to vote shares held in street name are described under “How do I vote my shares?” below.

How many votes do I have?

You will have one vote for each share of our common stock owned by you, as a stockholder of record or in street name, as of the close of business on June 13, 2014.

What am I being asked to vote on at the Annual Meeting?

You are being asked to vote on:

•	Item 1: the election of Sohaib Abbasi, Narendra K. Gupta, William S. Kaiser, and James M. Whitehurst to the Board, each to serve for a one-year term;

•	Item 2: the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2015 (“Fiscal 2015”); and

•	Item 3: the approval, on an advisory basis, of a resolution relating to Red Hat’s executive compensation.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the four nominees named in this Proxy Statement to the Board, each to serve for a one-year term;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for Fiscal 2015; and

•	FOR the approval, on an advisory basis, of the resolution relating to Red Hat’s executive compensation.

Other than the items listed in the Proxy Statement, what other business will be addressed at the Annual Meeting?

We currently know of no other matters to be properly presented at the Annual Meeting. However, by giving your proxy you appoint the persons named as proxy holders to be your representatives at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders are each authorized to vote your shares in their discretion.

6    RED HAT, INC.    2014 PROXY STATEMENT

How do I vote my shares?

For stockholders of record:    If you are eligible to vote at the Annual Meeting and are a stockholder of record, you may submit your proxy or cast your vote in any of four ways:

•

By Internet—If you have Internet access, you may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card.

•

By Telephone—You can also submit your proxy by telephone by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card.

•

By Mail—If you received your proxy materials by mail, you may submit your proxy by completing the proxy card enclosed with those materials, signing and dating it and returning it in the pre-paid envelope we have provided.

•

In Person at our Annual Meeting—You can vote in person at our Annual Meeting. In order to gain admittance, you must present a valid government-issued photo identification such as a driver’s license or passport.

For holders in street name:    If you hold your shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions provided to you by your broker, bank or other similar institution. If you wish to vote your shares in person at our Annual Meeting, you must obtain a valid proxy from your broker, bank or similar institution, granting you authorization to vote your shares. In order to attend and vote your shares held in street name at our Annual Meeting, you will need to present a valid government-issued photo identification such as a driver’s license or passport and hand in the valid proxy from your broker, bank or similar institution, along with a signed ballot that you can request at the Annual Meeting. You will not be able to attend and vote your shares held in street name at the Annual Meeting without a valid government-issued photo identification such as a driver’s license or passport, a valid proxy from your broker, bank or similar institution and a signed ballot.

Can I change or revoke my proxy?

For stockholders of record:    Yes. A proxy may be changed or revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a proxy submitted via the Internet or by telephone) or by giving written notice to our President or Corporate Secretary at our corporate headquarters. You may also attend the Annual Meeting and vote your shares in person.

For holders in street name:    Yes. You must follow the specific voting instructions provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.

If I submit a proxy by Internet, telephone or mail, how will my shares be counted?

If you submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not provide specific voting instructions, your shares of common stock will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2015, and FOR the approval, on an advisory basis, of a resolution relating to Red Hat’s executive compensation. If any other matter properly comes before our Annual Meeting, the proxy holders will vote your shares in their discretion.

RED HAT, INC.    2014 PROXY STATEMENT    7

What is “broker discretionary voting”?

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” The ratification of the independent registered public accounting firm is a discretionary matter and your broker is permitted to vote your shares of common stock if you have not given voting instructions. The election of directors and the advisory vote on a resolution relating to Red Hat’s executive compensation are non-discretionary matters and your broker cannot vote your shares if you have not given voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Therefore, it is important that you provide specific voting instructions regarding non-discretionary matters to your broker, bank or similar institution.

I understand that a quorum is required in order to conduct business at the Annual Meeting. What constitutes a quorum?

A majority of all of our outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum at the Annual Meeting. As of June 13, 2014, the record date for the Annual Meeting, there were 188,556,010 shares of common stock outstanding and entitled to vote. If you submit a properly executed proxy by mail, telephone or the Internet, you will be considered a part of the quorum. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What is required to approve the proposals submitted to a vote at the Annual Meeting?

At the Annual Meeting each director will be elected by the vote of the majority of the votes cast with respect to the director nominee. This means to elect the director nominee, the number of shares voted “For” the director nominee must exceed the number of shares voted “Against” the director nominee. Abstentions and broker non-votes will not be considered votes cast.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting is required to approve ratification of the selection of the independent registered public accounting firm, to approve (on an advisory basis) the resolution relating to the Company’s executive compensation and any other matters that properly come before the Annual Meeting. Abstentions and broker non-votes will not be considered to have been voted.

How can I obtain a proxy card or voting instruction form?

If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please follow the applicable procedure below.

For stockholders of record:    Please contact Computershare at 1-888-542-4427.

For holders in street name:    Please contact your account representative at your broker, bank or other similar institution.

Who counts the votes?

Votes are counted by Computershare, our transfer agent and registrar, and are then certified by a representative of Computershare appointed by the Board to serve as the Inspector of Election at the Annual Meeting.

8    RED HAT, INC.    2014 PROXY STATEMENT

How can I obtain directions to the Annual Meeting?

You may contact Red Hat Investor Relations at 919-754-3700.

Who pays for the expenses of this proxy solicitation?

Red Hat will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of our Notice of Internet Availability, proxy materials and the proxy card. We may also reimburse brokerage firms and other persons representing stockholders who hold their shares in street name for reasonable expenses incurred by them in forwarding proxy materials to such stockholders. In addition, certain directors, officers and other employees, without additional remuneration, may solicit proxies in person, or by telephone, facsimile, email and other methods of electronic communication.

Where can I find vote results after the Annual Meeting?

We are required to publish final vote results in a Current Report on Form 8-K to be filed with the SEC within four business days after our Annual Meeting.

How can I obtain more information about Red Hat?

Copies of this Proxy Statement and our Annual Report on Form 10-K are available online at www.edocumentview.com/RHT or at www.redhat.com under “About Red Hat—Investor Relations—SEC Filings & Financial Information.”

What is “householding”?

Some banks, brokers and similar institutions may be participating in the practice of “householding” Notices of Internet Availability or other proxy materials. This means that only one copy of our Notice of Internet Availability or other proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice of Internet Availability or other proxy materials to you if you write to us at the following address or call us at the following phone number:

Red Hat, Inc.

Attention: Investor Relations

100 East Davie Street

Raleigh, North Carolina 27601

Phone: Call 919-754-3700 and ask to speak to Investor Relations.

If you want to receive separate copies of the Notice of Internet Availability or other proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or similar institution.

RED HAT, INC.    2014 PROXY STATEMENT    9

ITEM NO. 1—ELECTION OF DIRECTORS

Our Board currently consists of nine directors. Our directors are currently divided into three classes, with each class serving for a term of three years. The term of the Class III directors will expire at this Annual Meeting. The class makeup of the Board is as follows:

Class	Directors	Term Expires
I	Marye Anne Fox and Donald H. Livingstone	2015
II	W. Steve Albrecht, Jeffrey J. Clarke, and General H. Hugh Shelton (U.S. Army Retired)	2016
III	Sohaib Abbasi, Narendra K. Gupta, William S. Kaiser, and James M. Whitehurst	2014

At our 2013 Annual Meeting of Stockholders, our stockholders voted to amend our Certificate of Incorporation and By-Laws to phase out the present three-year staggered terms of our directors and instead provide for the annual election of all directors. As a result, starting with this Annual Meeting, each director who is elected to our Board will serve for a one-year term. After our Annual Meeting of Stockholders held in 2016, the Board will no longer be divided into classes and all members of the Board will be elected each year for a one-year term.

Criteria for Evaluating Candidates for Service on Our Board

The Nominating and Corporate Governance Committee of our Board is responsible for identifying and evaluating candidates for service on our Board and recommending proposed director nominees to the full Board for consideration. Our Corporate Governance Guidelines describe the criteria used to select candidates for service on our Board:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

The Corporate Governance Guidelines state that the Nominating and Corporate Governance Committee’s review of a nominee’s qualifications will include consideration of diversity, age, skills and professional experience in the context of the needs of the Board. While the Company has no formal diversity policy that applies to the consideration of director candidates, the Nominating and Corporate Governance Committee believes that diversity includes not just race and gender but differences of viewpoint, experience, education, skill and other qualities or attributes that contribute to Board heterogeneity.

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In addition, the Nominating and Corporate Governance Committee believes it is important to select directors from various backgrounds and professions in an effort to ensure that the Board as a group has a broad range of experiences to enrich discussion and inform its decisions. Consistent with this philosophy, the Nominating and Corporate Governance Committee believes that each director should possess at least two of the following attributes:

•

Financial Expertise. Nominees who have knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes assist us in understanding, advising and overseeing our capital structure, financing and investing activities, and our financial reporting and internal controls.

•

Global Expertise. As a global organization with offices in over 35 countries, nominees with global expertise bring useful business and cultural perspectives that relate to many significant aspects of our business.

•

IT Industry Expertise. Nominees with experience in the information technology industry help us to analyze our research and development efforts, competing technologies, the various products and processes that we develop and the market segments in which we compete.

•

Public Company Board Experience. Nominees who have served on other public company boards offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board with senior management and oversight of a changing mix of strategic, operational and compliance-related matters.

•	Science and Technology Expertise. Nominees with backgrounds in science and technology support our efforts to spur innovation and develop new ideas and products.

•

Senior Leadership Experience. Nominees who have served in senior leadership positions enhance the Board’s ability to identify and develop those qualities in management. They also bring a practical understanding of organizations, processes, strategy, risk management and methods to drive change and growth.

Nominees for Election to the Board of Directors

The Board has nominated four directors, Sohaib Abbasi, Narendra K. Gupta, William S. Kaiser and James M. Whitehurst, for one-year terms. Each nominee has indicated an intention to serve if elected and will hold office for his term and until a successor has been elected and qualified or until his earlier resignation or removal. In the event that any of the nominees should be unable or unwilling to serve, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Set forth below is a brief biography for each nominee and a description of certain key attributes that the Board considered in recommending each nominee for re-election.

Sohaib Abbasi, 57

Chairman, Chief Executive Officer and President of Informatica Corporation

Director since March 2011

Mr. Abbasi has served as the Chief Executive Officer and President of Informatica Corporation (NASDAQ:INFA) since July 2004 and as Chairman of its board of directors since March 2005. Until 2003, Mr. Abbasi was Senior Vice President, Oracle Tools Division and Oracle Education at Oracle Corporation, which he joined in 1982. From 1994 to 2000, he was Senior Vice President, Oracle Tools Product Division. As President, Chief Executive Officer and Chairman of a technology-related company, Mr. Abbasi brings to our Board IT industry expertise as well as public company board and senior leadership experience.

RED HAT, INC.    2014 PROXY STATEMENT    11

Narendra K. Gupta, 65

Managing Director of Nexus Venture Partners

Director since November 2005

Dr. Gupta co-founded and has served as Managing Director of Nexus Venture Partners, an India-focused venture capital fund, since December 2006. In 1980, Dr. Gupta co-founded Integrated Systems Inc., a provider of products for embedded software development, which went public in 1990. Dr. Gupta served as Integrated System’s President and CEO from founding until 1994 and as Chairman until 2000 when Integrated Systems merged with Wind River Systems, Inc., a provider of device software optimization solutions. Dr. Gupta served as Wind River’s Vice Chairman from 2000 until its acquisition by Intel Corporation in 2009. Dr. Gupta served on the board of directors of Tibco Software Inc., a provider of service-oriented architecture and business process management enterprise software from 2002 until April 2014, and was on the board of Wind River from 2000 until 2009. As a former executive and current and former board member of a number of technology-related public companies and as an investor in global companies, Dr. Gupta provides our Board with global and IT industry expertise, public company board experience, as well as science and technology expertise.

William S. Kaiser, 58

Managing Director, Greylock Management Corporation

Director since September 1998

Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been one of the general partners of the Greylock Limited Partnerships since January 1988. Mr. Kaiser currently serves on the board of directors of Constant Contact, Inc. (NASDAQ:CTCT), a provider of products and services that help small organizations create and grow customer relationships, in addition to serving on the boards of directors of a number of private organizations. Having a background in venture capital investment focusing on technology-related entities, Mr. Kaiser brings to our Board financial and IT industry expertise.

James M. Whitehurst, 46

President and CEO, Red Hat, Inc.

Director since January 2008

Mr. Whitehurst has served as the President and CEO of Red Hat and as a member of the Board since January 2008. Prior to joining Red Hat, Mr. Whitehurst served as the Chief Operating Officer of Delta Air Lines, Inc. from July 2005 to August 2007, as Senior Vice President and Chief Network and Planning Officer from May 2004 to July 2005 and as Senior Vice President—Finance, Treasury & Business Development from January 2002 to May 2004. Delta filed for bankruptcy in September 2005. Prior to joining Delta, he was a partner and managing director at The Boston Consulting Group. Mr. Whitehurst also serves on the board of directors of DigitalGlobe, Inc. (NYSE:DGI), a builder and operator of satellites for digital imaging. Mr. Whitehurst’s service as our CEO as well as his experience as a senior executive at a global corporation brings financial and global expertise as well as senior leadership experience to our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE ELECTION OF

SOHAIB ABBASI, NARENDRA K . GUPTA, WILLIAM S. KAISER, AND JAMES M. WHITEHURST

TO THE COMPANY’S BOARD OF DIRECTORS

12    RED HAT, INC.    2014 PROXY STATEMENT

Members of the Board Continuing to Serve

The following directors will continue to serve on our Board. Set forth below is a brief biography for each such director and a description of the key attributes that each brings to our Board.

W. Steve Albrecht, 67

Professor of Accounting, Brigham Young University, Marriott School of Management

Director since March 2011

Dr. Albrecht, who previously served on our Board from April 2003 through June 2009, is the Andersen Alumni Professor of Accounting and Wheatley Fellow at Brigham Young University’s (“BYU”) Marriott School of Management (“Marriott School”). Dr. Albrecht also served as a mission president in Japan for his church from June 2009 through July 2012. Dr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois, and served as Associate Dean of the Marriott School at BYU until July 2008. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche. Dr. Albrecht currently serves on the board of directors of Cypress Semiconductor Corporation (NASDAQ:CY), a semiconductor design and manufacturing company, and SkyWest, Inc., the holding company of SkyWest Airlines (NASDAQ:SKYW), a regional airline company. He previously served on the board of directors of SunPower Corporation, a solar panel design and manufacturing company, from 2005 to 2012. He is the past president of the American Accounting Association and the Association of Certified Fraud Examiners and is a former trustee of the Financial Accounting Foundation that oversees the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB), and a former trustee the Committee of Sponsoring Organizations (COSO), the organization that designed the internal control framework used by nearly all public companies and other organizations. Dr. Albrecht’s career in public accounting and as a professor and associate dean, as well as his service as a director of a number of public companies, brings to our Board financial expertise as well as public company board and senior leadership experience.

Jeffrey J. Clarke, 52

Chief Executive Officer, Eastman Kodak Company

Director since November 2008

Mr. Clarke has served as the Chief Executive Officer and on the board of directors of Eastman Kodak Company (NYSE:KODK), a technology company focused on imaging for business, since March 2014. Mr. Clarke served as a Managing Partner of Augusta Columbia Capital Group LLC, an investment firm, from February 2012 through January 2014. Mr. Clarke served as the President and CEO of Travelport Limited, a provider of transaction processing for the global travel industry, from April 2006 through May 2011. From April 2004 until April 2006, Mr. Clarke was the Chief Operating Officer of CA, Inc. (formerly Computer Associates), an information technology company, where he was responsible for sales, services, business development, partnership alliances, finance and information technology. From May 2002 through November 2003, Mr. Clarke was the Executive Vice President of Global Operations of Hewlett-Packard Company, an information technology company. Mr. Clarke serves on the board of directors of Compuware Corporation (NASDAQ:CPWR), an enterprise software company. Mr. Clarke served on the board of directors of Orbitz Worldwide Ltd., a global online travel company, from 2007 through 2014, and as a director of UTStarcom, Inc., a provider of IP-based networking and telecommunications solutions, from 2005 through 2010. Mr. Clarke’s experience as an executive at large global technology companies brings to our Board global and IT industry expertise as well as senior leadership experience.

RED HAT, INC.    2014 PROXY STATEMENT    13

Marye Anne Fox, 66

Chancellor Emerita of the University of California, San Diego

Director since January 2002

Dr. Fox has served as the Chancellor Emerita of the University of California, San Diego (“U.C. San Diego”) since June 2012, and as the Chancellor of U.C. San Diego between August 2004 and June 2012. Dr. Fox has also served as a Distinguished Professor of Chemistry at U.C. San Diego since August 2004. Prior to that, Dr. Fox served as the Chancellor of North Carolina State University and as Distinguished University Professor of Chemistry from August 1998 until July 2004. Dr. Fox is an elected member of the National Academy of Sciences and serves on the board of directors of W.R. Grace & Co. (NYSE:GRA), a specialty chemicals and materials company, and Bridgepoint Education, Inc. (NYSE:BPI), a provider of educational services. Dr. Fox served on the board of directors of Boston Scientific Corporation, a developer, marketer and manufacturer of medical devices, from June 2002 until May 2011. With her experience leading large educational institutions, her technical background and service as director of large public companies, Dr. Fox brings to our Board public company board experience, science and technology expertise and senior leadership experience.

Donald H. Livingstone, 71

Teaching Professor (Retired), Brigham Young University, Marriott School of Management

Director since September 2009

Mr. Livingstone retired in August 2011 from BYU’s Marriott School where he had served as a teaching professor since 1994. In addition to his teaching duties, Mr. Livingstone served as director of the Rollins Center for Entrepreneurship and Technology at the Marriott School from 1995 until 2007. During the period from 2002 to 2007, Mr. Livingstone served on the board of directors of a number of public and private companies. Mr. Livingstone took a leave of absence from the Marriott School from June 2007 until June 2009 to serve as a mission president in Africa for his church. Prior to joining BYU, Mr. Livingstone had a 29-year career with Arthur Andersen LLP that included service as an audit and consulting services partner in the San Francisco and Los Angeles offices. Mr. Livingstone’s career in public accounting and as a teaching professor, as well as his service as a director of a number of public companies, brings to our Board financial expertise and public company board experience.

General H. Hugh Shelton, 72

U.S. Army (Retired) and Former Chairman of the Joint Chiefs of Staff

Director since April 2003, Lead Director from March 2008 through August 2010, and Board Chair since August 2010

General Shelton has served as the Executive Director of the General H. Hugh Shelton Leadership Center at North Carolina State University since January 2002 in addition to serving as a board member, consultant and advisor to a number of entities. From January 2002 until April 2006, General Shelton served as the President, International Operations, for M.I.C. Industries, an international manufacturing company. General Shelton served as the 14th Chairman of the Joint Chiefs of Staff from October 1997 until his retirement in September 2001. General Shelton serves on the board of directors of L-3 Communications Corporation (NYSE:LLL), a supplier of products and services used in the aerospace and defense industries. He has also served as a member of the boards of directors of several other public companies including vice chairman of the board of directors of Protective Products of America, Inc., a manufacturer of protective armor products, from 2006 until 2010, and Anheuser-Busch Companies, Inc., an operator of beer, packaging and entertainment companies, from 2001 until 2009. General Shelton’s leadership experience in the U.S. military and his service on the boards of other public companies brings to our Board global expertise as well as public company board and senior leadership experience.

14    RED HAT, INC.    2014 PROXY STATEMENT

ITEM NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for Fiscal 2015. During Fiscal 2014, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and also provided certain tax and other services as described below.

Although stockholder ratification of our independent registered public accounting firm is not required under Delaware law, our Certificate of Incorporation or our By-laws, the Company believes it is advisable to provide our stockholders with the opportunity to ratify this selection. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2015, the Audit Committee of our Board will consider whether to select a new independent registered public accounting firm for Fiscal 2015 or to wait until the completion of the audit for Fiscal 2015 before considering a change in our independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP are expected to attend our Annual Meeting, will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

FISCAL 2015

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees PricewaterhouseCoopers LLP billed to the Company for each of the last two fiscal years.

Fee Category	Fiscal Year Ended February 28, 2014	Fiscal Year Ended February 28, 2013
Audit Fees (1)	$1,377,550	$1,466,141
Audit-Related Fees (2)	$—	$63,000
Tax Fees (3)	$265,935	$248,755
All Other Fees (4)	$169,941	$118,056

Total Fees	$1,813,426	$1,895,952

(1)	“Audit Fees” consist of fees for the audit of the Company’s annual financial statements, the review of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and which are not reported under “Audit Fees.” For the fiscal year ended February 28, 2013 (“Fiscal 2013”), fees for assistance with merger and acquisition activities comprise substantially all of the amounts described.
(3)	“Tax Fees” consist of fees for tax compliance, tax advice and tax planning services. For Fiscal 2014 and Fiscal 2013, fees for advice relating to transfer pricing matters and non-U.S. subsidiary taxes and tax planning comprise substantially all of the amounts described.

RED HAT, INC.    2014 PROXY STATEMENT    15

(4)	“All Other Fees” consist of fees for products and services provided by the independent registered public accounting firm other than for the services reported above in Audit Fees, Audit-Related Fees or Tax Fees. For Fiscal 2014, fees for use of a research tool and for conducting customer compliance audits comprise substantially all of the amount described. For Fiscal 2013, fees for conducting customer compliance audits comprise substantially all of the amount described.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may delegate, and has delegated to the Chair of the Audit Committee, the authority to approve any audit or non-audit services to be provided by our independent registered public accounting firm. The Audit Committee also may delegate this pre-approval authority to other individual members of the Audit Committee from time to time. Any approval of services by any member of the Audit Committee pursuant to this delegated authority, whether the Chair or another member, is reported at the next meeting of the Audit Committee.

For Fiscal 2013 and Fiscal 2014, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved by the Audit Committee directly or pursuant to this delegated authority.

16    RED HAT, INC.    2014 PROXY STATEMENT

ITEM NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve, on an advisory basis, a resolution relating to the Company’s executive compensation as reported in this Proxy Statement. Consistent with the preference expressed by our stockholders at the Company’s 2011 Annual Meeting, the Board has approved holding an advisory vote on executive compensation every year.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes how our executive compensation program is designed and operates, as well as the Summary Compensation Table and other related compensation tables, which provide additional information on the compensation of our named executive officers. The Board and the Compensation Committee believe that our executive compensation program as described in the “Compensation Discussion and Analysis” section has supported and contributed to the Company’s recent and long-term success and the creation of long-term stockholder value and is effective in helping the Company attract and retain the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders.

In accordance with regulations issued under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of the Proxy Statement for the 2014 Annual Meeting of Stockholders, is hereby APPROVED.

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RESOLUTION RELATING TO RED HAT’S EXECUTIVE COMPENSATION

RED HAT, INC.    2014 PROXY STATEMENT    17

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The tables below set forth, as of May 30, 2014 (unless otherwise indicated), certain information regarding beneficial ownership of our common stock. We determine beneficial ownership of our common stock in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares of common stock which the individual has the right to acquire on or before July 29, 2014 through payout of deferred stock units (“DSUs”). DSUs are described in more detail below in the section entitled “Corporate Governance and Board of Directors Information—Compensation of Directors.” Any reference in the footnotes to this table to shares subject to DSUs refers only to shares of common stock underlying DSUs that are payable in shares of common stock on or before July 29, 2014. As of May 30, 2014, we had 188,556,010 shares of common stock outstanding. For purposes of computing the percentage and amount of outstanding shares of common stock held by each individual or entity, any shares which that individual or entity has the right to acquire on or before July 29, 2014 are deemed to be outstanding for the individual or entity but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual, entity or group.

Ownership by Our Directors and Executive Officers

As of the end of Fiscal 2014, our Chief Executive Officer, Chief Financial Officer and other three most highly compensated executive officers who were serving as of February 28, 2014 were James M. Whitehurst, Charles E. Peters, Jr., Brian M. Stevens, Paul J. Cormier, and Arun Oberoi (“Named Officers”). The following table includes information regarding the number of shares of our common stock beneficially owned by each of our directors, director nominees and Named Officers, as well as all of our directors and executive officers as a group, as of May 30, 2014.

Name and Address of Beneficial Owner (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding
James M. Whitehurst (3)	Class III Director and President and Chief Executive Officer	388,599	*

William S. Kaiser (4)	Class III Director	279,335	*

Brian M. Stevens (5)	Executive Vice President and Chief Technology Officer	195,315	*

Paul J. Cormier (6)	Executive Vice President and President, Products and Technologies	186,252	*

Charles E. Peters, Jr. (7)	Executive Vice President and Chief Financial Officer	113,596	*

Arun Oberoi (8)	Executive Vice President of Global Sales and Services	57,612	*

Marye Anne Fox (9)	Class I Director	47,218	*

Narendra K. Gupta (10)	Class III Director	38,284	*

Jeffrey J. Clarke (11)	Class II Director	32,498	*

H. Hugh Shelton (12)	Board Chair and Class II Director	31,039	*

Sohaib Abbasi (13)	Class III Director	20,553	*

18    RED HAT, INC.    2014 PROXY STATEMENT

Name and Address of Beneficial Owner (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding
Donald H. Livingstone (14)	Class I Director	20,053	*

W. Steve Albrecht (15)	Class II Director	16,876	*

All executive officers and directors as a group (15 persons) (16)		1,577,256	*

*	Less than one percent of the outstanding common stock.
(1)	The address for each beneficial owner is c/o Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601.
(2)	Each person named in the table reported that he or she has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares shown as beneficially owned by him or her, except as noted in the footnotes below and subject to community property laws, if applicable. The inclusion herein of any shares of common stock does not constitute an admission of direct or indirect beneficial ownership of those shares.
(3)	Consists of (i) 267,578 shares of common stock and (ii) 121,021 shares of restricted stock vesting over four years from the date of grant.
(4)	Consists of (i) 196,991 shares of common stock, (ii) 5,042 shares of restricted stock vesting one year from the date of grant, (iii) 7,190 shares of common stock issuable upon payout of DSUs and (iv) 70,112 shares of common stock held of record by Greylock X GP Limited Partnership and Greylock X-A Limited Partnership (the “Greylock Partnerships”). Mr. Kaiser, a general partner of the Greylock Partnerships, disclaims beneficial ownership of shares held by the Greylock Partnerships except as to his proportionate partnership interest in these partnerships.
(5)	Consists of (i) 57,747 shares of common stock and (ii) 137,568 shares of restricted stock vesting over four years from the date of grant.
(6)	Consists of (i) 113,273 shares of common stock and (ii) 72,979 shares of restricted stock vesting over four years from the date of grant.
(7)	Consists of (i) 59,631 shares of common stock and (ii) 53,965 shares of restricted stock vesting over four years from the date of grant.
(8)	Consists of (i) 12,400 shares of common stock and (ii) 45,212 shares of restricted stock vesting over four years from the date of grant.
(9)	Consists of (i) 31,509 shares of common stock, (ii) 5,042 shares of restricted stock vesting one year from the date of grant and (iii) 10,667 shares of common stock issuable upon payout of DSUs.
(10)	Consists of (i) 7,345 shares of common stock and (ii) 30,939 shares of common stock issuable upon payout of DSUs.
(11)	Consists of (i) 20 shares of common stock, (ii) 5,042 shares of restricted stock vesting one year from the date of grant and (ii) 27,436 shares of common stock issuable upon payout of DSUs.
(12)	Consists of (i) 18,811 shares of common stock, (ii) 2,521 shares of restricted stock vesting one year from the date of grant and (ii) 9,707 shares of common stock issuable upon payout of DSUs.
(13)	Consists of (i) 7,985 shares of common stock, (ii) 12,508 shares of common stock issuable upon payout of DSUs and (iii) 60 shares of common stock held of record by the Abbasi Family 2003 Charitable Remainder Unitrust for which Mr. Abbasi is the trustee.
(14)	Consists of (i) 2,478 shares of common stock and (ii) 17,575 shares of common stock issuable upon payout of DSUs.
(15)	Consists of (i) 6,629 shares of common stock and (ii) 10,247 shares of common stock issuable upon payout of DSUs.
(16)	Consists of (i) 927,719 shares of common stock, (ii) 523,268 shares of restricted stock vesting over either one year or four years from the date of grant and (iii) 126,269 shares of common stock issuable upon payout of DSUs.

RED HAT, INC.    2014 PROXY STATEMENT    19

Ownership of More than 5% of Our Common Stock

The following table sets forth information on each person or entity who we believe, based on our review of public filings by such persons or entities, beneficially owns more than 5% of our common stock as of May 30, 2014.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding (1)
T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, MD 21202	30,000,196	15.91%

Prudential Financial, Inc. (3) 751 Broad Street Newark, NJ 07102	17,157,360	9.10%

FMR LLC (4) 245 Summer Street Boston, MA 02210	13,342,768	7.08%

The Vanguard Group, Inc. (5) 100 Vanguard Boulevard Malvern, PA 19355	12,705,060	6.74%

BlackRock, Inc. (6) 40 East 52nd Street New York, NY 10022	12,500,236	6.63%

Ameriprise Financial, Inc. (7) 145 Ameriprise Financial Center Minneapolis, MN 55474	11,304,239	6.00%

(1)	Percentages are calculated based on our common stock outstanding as of May 30, 2014.
(2)	Based on a Schedule 13G/A filed with the SEC on February 13, 2014 by T. Rowe Price Associates, Inc. (“Price Associates”). As of December 31, 2013, Price Associates reported sole power to vote or direct the vote over 10,384,384 shares and sole power to dispose or direct the disposition of 30,000,196 shares. In connection with the filing of such Schedule 13G/A, Price Associates declared and affirmed that the filing of such Schedule should not be construed as an admission that Price Associates is the beneficial owner of the securities referred to, which beneficial ownership it expressly denied.
(3)	Based on a Schedule 13G/A filed with the SEC on January 29, 2014 by Prudential Financial, Inc. (“Prudential”) and includes shares held by certain of its subsidiaries. As of December 31, 2013, Prudential reported sole power to vote or direct the vote over 935,978 shares, shared power to vote or direct the vote over 9,687,692 shares, sole power to dispose or direct the disposition of 935,978 shares and shared power to dispose or direct the disposition of 16,221,382 shares. Jennison Associates LLC (“Jennison”) filed a separate Schedule 13G/A with the SEC on February 10, 2014 reporting beneficial ownership of 16,821,347 shares. However, these shares have not been listed separately because they are included in the shares reported by Prudential, which indirectly owns 100% of the equity interests in Jennison. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares held by such Managed Portfolios.

20    RED HAT, INC.    2014 PROXY STATEMENT

(4)	Based on a Schedule 13G/A filed with the SEC on February 14, 2014 by FMR LLC. As of December 31, 2013, FMR LLC reported sole power to vote or direct the vote over 280,452 shares and sole power to dispose or direct the disposition of 13,342,768 shares. Includes (i) 13,022,919 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”) as a result of acting as an investment advisor to various investment companies, (ii) 39,482 shares beneficially owned by Fidelity SelectCo, LLC (“SelectCo”) as a result of acting as an investment advisor to various investment companies, (iii) 59,831 shares beneficially owned by Fidelity Management Trust Company (“FMTC”) as a result of its serving as investment manager of institutional accounts, (iv) 26,609 shares beneficially owned by Strategic Advisers, Inc. (“SAI”), (v) 30,432 shares beneficially owned by Pyramis Global Advisors, LLC (“PGA”) as a result of its serving as an investment advisor to institutional accounts, non-U.S. mutual funds, or investment companies, (vi) 155,927 shares beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”) as a result of its serving as investment manager of institutional accounts and (vii) 7,568 shares beneficially owned by Crosby Advisors LLC (“Crosby”) as a result of providing investment advisory services to individuals, trusts and limited liability entities. Fidelity, SelectCo, FMTC, SAI, PGA, PGATC are direct or indirect wholly owned subsidiaries of FMR LLC. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, indirectly own Crosby. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, directly or through trusts, own approximately 49% of the voting power of FMR LLC, and through their ownership of voting common shares and the execution of a shareholders’ voting agreement may be deemed to form a controlling group with respect to FMR LLC.
(5)	Based on a Schedule 13G/A filed with the SEC on February 12, 2014 by The Vanguard Group, Inc. As of December 31, 2013, The Vanguard Group, Inc. reported sole power to vote or direct the vote over 313,484 shares, sole power to dispose or direct the disposition of 12,416,376 shares and shared power to dispose or direct the disposition of 288,684 shares. Includes 242,484 shares beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”) as a result of its serving as an investment manager of collective trust accounts. Also includes 117,200 shares beneficially owned by Vanguard Investments Australia, Ltd. (“VIA”) as a result of its serving as an investment manager of Australian investment offerings. VFTC and VIA are wholly owned subsidiaries of The Vanguard Group, Inc.
(6)	Based on a Schedule 13G/A filed with the SEC on January 30, 2014 by BlackRock, Inc. and includes shares held by certain of its subsidiaries. As of December 31, 2013, BlackRock, Inc. reported sole power to vote or direct the vote over 10,830,400 shares and sole power to dispose or direct the disposition of 12,500,236 shares.
(7)	Based on a Schedule 13G filed with the SEC on February 13, 2014 by Ameriprise Financial, Inc. As of December 31, 2013, Ameriprise Financial, Inc. reported shared power to vote or direct the vote over 9,270,221 shares and shared power to dispose or direct the disposition of 11,304,239 shares. Includes 11,304,239 shares beneficially owned by Columbia Management Investment Advisers, LLC as an investment advisor. Ameriprise Financial, Inc. is the parent company of Columbia Management Investment Advisers, LLC.

RED HAT, INC.    2014 PROXY STATEMENT    21

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

Our Board believes that good corporate governance is an important element in managing Red Hat for the longer-term benefit of stockholders. Regular review and assessment of existing governance practices is an ongoing process for our Board. This section describes a number of our key corporate governance policies and practices. Copies of our current corporate governance documents and policies, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters, are available at www.redhat.com.

Key Governance Policies

Code of Business Conduct and Ethics

The Board has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees. We have posted our Code of Business Conduct and Ethics on our website, www.redhat.com. In addition, we intend to post on our website all disclosures that are required by law or by New York Stock Exchange (“NYSE”) listing standards with respect to amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines, which provide a framework for the conduct of the Board’s business. Highlights of our Corporate Governance Guidelines include, among other things, that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board must be independent directors;

•	the independent directors and the non-management directors are each to meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	a director who reaches the age of 75 will retire from the Board effective at the end of his or her then current term;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Related Person Transactions

We have a written Related Person Transaction Policy that provides for the review of certain transactions, arrangements or relationships between related persons and Red Hat. A “related person” is defined under SEC regulations to include our directors, director nominees, executive officers and 5% stockholders (or their immediate family members). Related person transactions are transactions, arrangements or relationships in which Red Hat is a participant, the amount involved exceeds $120,000, and a related person (as defined above) has a direct or indirect material interest.

Any related person transaction proposed to be entered into by the Company must be reported to the Company’s General Counsel. The General Counsel will then refer the proposed related person transaction to our Audit Committee for review and approval prior to entry into the transaction, whenever practicable. If advance review and approval is not practicable, the Audit Committee will

22    RED HAT, INC.    2014 PROXY STATEMENT

review, and in its discretion, may ratify the related person transaction at its next regularly scheduled meeting. The Chair of the Audit Committee may also review and approve transactions between meetings subject to ratification by the Audit Committee at its next regularly scheduled meeting. Transactions which are ongoing will be reviewed annually.

In reviewing the proposed transactions, the Committee will take into account those factors it considers appropriate, which may include the following:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the terms of the transaction are, in the aggregate, no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if it determines that, in light of all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. The Related Person Transaction Policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee of the Board in accordance with its charter.

In Fiscal 2014, the Audit Committee reviewed and ratified the following transactions:

•

Prudential Financial, Inc. beneficially owned 17,157,360 shares (approximately 9.10%) of our outstanding common stock as of December 31, 2013 based on its holdings reported in a Schedule 13G/A filed with the SEC on January 29, 2014. During Fiscal 2014, Prudential Financial, Inc. purchased approximately $608,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

FMR LLC beneficially owned 13,342,768 shares (approximately 7.08%) of our outstanding common stock as of December 31, 2013 based on its holdings reported in a Schedule 13G/A filed with the SEC on February 14, 2014. During Fiscal 2014, we paid an affiliate of FMR LLC approximately $96,000 to provide 401(k) plan administration and other services to us. Affiliates of FMR LLC purchased approximately $327,000 in goods and services from us during Fiscal 2014. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size. In addition to the payments described above, fees were paid to one or more affiliates of FMR LLC by participants in our equity compensation and 401(k) plans in the form of commissions and brokerage fees generated on various transactions.

•

The Vanguard Group, Inc. beneficially owned 12,705,060 shares (approximately 6.74%) of our outstanding common stock as of December 31, 2013 based on its holdings reported in a Schedule 13G/A filed with the SEC on February 12, 2014. During Fiscal 2014, The Vanguard Group, Inc. purchased approximately $355,000 in goods and services from us. We believe

RED HAT, INC.    2014 PROXY STATEMENT    23

that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

BlackRock, Inc. beneficially owned 12,500,236 shares (approximately 6.63%) of our outstanding common stock as of December 31, 2013 based on its holdings reported in a Schedule 13G/A filed with the SEC on January 30, 2014. During Fiscal 2014, Blackrock, Inc. purchased approximately $878,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

Ameriprise Financial, Inc. beneficially owned 11,304,239 shares (approximately 6.00%) of our outstanding common stock as of December 31, 2013 based on its holdings reported in a Schedule 13G filed with the SEC on February 13, 2014. During Fiscal 2014, Ameriprise Financial, Inc. purchased approximately $254,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

We employ M. W. Vincent, the brother-in-law of DeLisa K. Alexander, our Executive Vice President and Chief People Officer. In Fiscal 2014, Mr. Vincent’s total compensation, including salary, commissions, bonus and the amount of share-based compensation expense that we recognized for financial statement reporting purposes for equity compensation previously granted to him, was $185,032.

Board Independence

Our Board is composed of a majority of directors who are considered independent. As described below, the Board has determined that eight of our nine current directors, including the Board Chair, are independent directors. For a director to be considered independent under the NYSE rules, the Board must determine that a director does not have a direct or indirect material relationship with Red Hat (other than as a director) that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board makes independence determinations on a case-by-case basis in light of all relevant facts and circumstances.

The Board makes its independence determination on an annual basis at the time it approves director nominees for inclusion in the annual Proxy Statement and, if a director joins the Board in the interim, at such time as the director joins the Board. On an annual basis we require each member of our Board to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines.

After considering relationships between the directors and Red Hat, the Board affirmatively determined that all of our directors, except for Mr. Whitehurst, our President and CEO, meet the criteria as outlined by the NYSE and our Corporate Governance Guidelines and in the judgment of our Board are independent.

Key Board Practices

Board Meetings and Attendance

The Board met nine times during Fiscal 2014, either in person or by teleconference. As stated in our Corporate Governance Guidelines, directors are responsible for attending all meetings of the Board, the Board committees on which they sit and the Annual Meeting. During Fiscal 2014 each member of our

24    RED HAT, INC.    2014 PROXY STATEMENT

Board attended at least 75% of the aggregate of the meetings of the Board and the committees on which he or she served. Each member of our Board attended our 2013 Annual Meeting of Stockholders.

Executive Sessions

Our independent directors meet in separate regularly scheduled executive sessions, without management. During Fiscal 2014, General Shelton chaired these sessions.

Director Stock Ownership Policy

Our Stock Ownership Policy as it relates to our directors is described below in the section entitled “Compensation of Directors—Director Stock Ownership Requirements.”

Election of Directors

At all meetings of stockholders for the election of directors at which a quorum is present, each director nominee is elected by the vote of the majority of the votes cast; provided, however, that if, as of a date that is five business days in advance of the date that the Company files its definitive proxy statement with the SEC (regardless of whether or not thereafter revised or supplemented), the number of director nominees exceeds the number of directors to be elected, the directors (not exceeding the authorized number of directors as fixed by the Board in accordance with the Company’s Certificate of Incorporation and By-laws) shall be elected by a plurality of the voting power of the shares of stock entitled to vote who are present, in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of the election of directors, a “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” that director nominee. Abstentions and broker non-votes are not considered votes cast for this purpose.

Risk Oversight

Management is responsible for the day-to-day management of the risks we face and our Board has responsibility for the oversight of risk management. The Board and its committees regularly receive information and reports from members of senior management on areas of material risk, including financial, legal, reputational and strategic risks. In addition, the Board regularly discusses our strategic direction and the risks and opportunities facing the Company in light of trends and developments in the software industry and general business environment.

The committees of our Board have responsibility for the oversight of certain risks. The Audit Committee oversees the management of financial and legal risks. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements. The Nominating and Corporate Governance Committee oversees the management of risks relating to executive succession planning and the composition of our Board.

Leadership Structure

Currently, the roles of Board Chair and Chief Executive Officer are held by two different individuals. We believe this structure represents an appropriate allocation of roles and responsibilities for the Company at this time. This arrangement allows our Chairman, who is an independent director, to lead the Board in its fundamental role of providing independent advice to and oversight of management and our CEO to focus on our day-to-day business and strategy and convey the management perspective to other directors.

Our Board also has three standing committees that currently consist of, and are chaired by, independent directors. Our Board delegates substantial responsibilities to the committees, which then

RED HAT, INC.    2014 PROXY STATEMENT    25

report their activities and actions back to the full Board. We believe that the independent committees of our Board and their chairpersons promote a diversity of ideas and more effective governance.

Process for Nominating Candidates for Service on Our Board

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating candidates and recommending proposed director nominees to the Board. The Nominating and Corporate Governance Committee will consider candidates proposed or suggested by other members of the Board, members of executive management, third-party search firms retained by the Nominating and Corporate Governance Committee and stockholders.

Our standards for evaluating candidates as director nominees are described above in the section entitled “Item No. 1—Election of Directors.”

Stockholders who wish to recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates may do so by submitting candidate names, together with appropriate biographical information and background materials and whether the stockholder or group of stockholders making the recommendation beneficially owned more than 5% of our common stock for at least one year as of the date the recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601. Assuming the appropriate biographical and background materials have been provided on a timely basis, the Committee will evaluate any such stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others.

Communicating with Directors

Stockholders and other interested parties who wish to communicate with the Board Chair or non-management members of the Board as a group, or any Board committee may do so by writing to the following address: Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601, Attn: Board Chair or Non-Management Directors or Committee Chairperson. For further information, please refer to our website at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance—Contact the Board.”

Committees of the Board

Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter approved by the Board and available on our website at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance.”

The tables below illustrate membership for each of our Board committees during Fiscal 2014. At the beginning of Fiscal 2014, the membership of our Board committees was as follows:

Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Abbasi	X		X
Dr. Albrecht	X		X
Mr. Clarke	X	X
Dr. Fox			Chair
Dr. Gupta		Chair
Mr. Kaiser			X
Mr. Livingstone	Chair
General Shelton (Board Chair)		X

26    RED HAT, INC.    2014 PROXY STATEMENT

The Board approved committee assignment changes effective August 15, 2013. The table below reflects those changes and the current membership of each of our Board Committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Abbasi	X
Dr. Albrecht	Chair		X
Mr. Clarke	X	Chair
Dr. Fox		X	X
Dr. Gupta		X	X
Mr. Kaiser			Chair
Mr. Livingstone	X	X
General Shelton (Board Chair)		X

The Board has determined that all of the members of the Audit, Compensation and the Nominating and Corporate Governance Committees are independent in accordance with the standards set forth in our Corporate Governance Guidelines and applicable SEC and NYSE rules.

Audit Committee

The Audit Committee met eight times during Fiscal 2014. The Audit Committee currently consists of four members. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that all of the members of our Audit Committee are independent. The Board also determined that Mr. Livingstone is an “audit committee financial expert” in accordance with applicable SEC rules. Mr. Livingstone served in that role through May 21, 2014. As of May 21, 2014, the Board designated Dr. Albrecht as the “audit committee financial expert” in accordance with applicable SEC rules.

The Audit Committee’s responsibilities include:

•	appointing, setting the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•

overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the Company’s independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring internal control over financial reporting, disclosure controls and procedures and the Code of Business Conduct and Ethics;

•	discussing the Company’s risk management policies;

•

establishing policies regarding hiring of present or former partners, stockholders, principals or employees of the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included below in the section entitled “Audit Committee Report”).

The Audit Committee’s Charter limits a director to service on the audit committees of no more than two other public companies (in addition to Red Hat’s) without the approval of our Board. None of the current members of our Audit Committee serve on the audit committees of more than two other public companies.

RED HAT, INC.    2014 PROXY STATEMENT    27

Compensation Committee

The Compensation Committee met five times during Fiscal 2014. The Compensation Committee currently consists of five members. The Compensation Committee may form one or more subcommittees and delegate authority to its subcommittees as it deems appropriate under the circumstances.

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s management;

•	participating in an annual assessment of the material risks, if any, posed by the Company’s compensation policies and practices;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times during Fiscal 2014. The Nominating and Corporate Governance Committee currently consists of four members.

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending corporate governance principles to the Board; and

•	overseeing an annual evaluation of the Board.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for Fiscal 2014 that are included in the Company’s Annual Report on Form 10-K for Fiscal 2014.

The Audit Committee operates under a written charter adopted by the Board on March 25, 2014. A copy of the Audit Committee Charter is available at the Company’s website at www.redhat.com.

The membership of the Audit Committee and its responsibilities are further described above in the section entitled “Committees of the Board—Audit Committee.”

Conduct of Audit Committee Meetings

The Audit Committee’s agenda is established by its chairperson with input from the committee members and the Company’s CFO. Audit Committee meetings are designed to facilitate and encourage communication among members of the Audit Committee and the Company’s management, its Director of Internal Audit and its independent registered public accounting firm, PricewaterhouseCoopers LLP.

28    RED HAT, INC.    2014 PROXY STATEMENT

During its Fiscal 2014 meetings, the Audit Committee reviewed and discussed various financial and regulatory issues, as well as reports of the Company’s internal auditors, its independent registered public accounting firm and management. As a part of these meetings, the Audit Committee regularly held separate executive sessions with representatives of the Company’s independent registered public accounting firm, the Company’s management and its Director of Internal Audit, at which candid discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Audit Committee’s chairperson held separate discussions from time to time with representatives of PricewaterhouseCoopers LLP and the Company’s CFO, Director of Internal Audit and General Counsel.

Audit Committee Review of Periodic Reports

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the reports prepared by the independent registered public accounting firm about the Company’s annual reports and communications from the firm related to quarterly reviews, as well as related matters such as the quality of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Audit Committee’s Role in Connection with the Company’s Report on Internal Controls

The Audit Committee reviewed management’s report on internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Periodically during Fiscal 2014, the Audit Committee reviewed plans for documenting and testing controls, the results of such documentation and testing, any deficiencies discovered and the status of remediation of deficiencies.

Audit Committee’s Role in Connection with the Financial Statements and Controls of the Company

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to help ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also reviews with its outside advisors material developments in accounting that may be pertinent to the Company’s financial reporting practices.

Review and Discussions with Independent Registered Public Accounting Firm

In its meetings with representatives of PricewaterhouseCoopers LLP, the Audit Committee asked the independent registered public accounting firm to address and discuss its responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•

Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the independent registered public accounting firm prepared and been responsible for the financial statements?

RED HAT, INC.    2014 PROXY STATEMENT    29

•

Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, do the Company’s financial statements fairly present, in all material respects, to investors, the Company’s financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and SEC disclosure requirements?

•

Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company and have such controls operated effectively as of the end of the Company’s fiscal year?

•

During the course of the fiscal year, has the independent registered public accounting firm received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee has also discussed with the independent registered public accounting firm that it is retained by the Audit Committee and that the independent registered public accounting firm must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions and its discussions with management, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2014.

Audit Committee Activity with Regard to the Company’s Audited Financial Statements for Fiscal 2014

The Audit Committee has, among other actions:

•	reviewed and discussed the audited financial statements with the Company’s management; and

•	discussed with PricewaterhouseCoopers LLP, the matters required by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communicating with Audit Committees.

Independence of the Company’s Independent Registered Public Accounting Firm

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Conclusion

Based on its review and discussion with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2014. The Audit Committee and Board also have recommended the stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2015.

Respectfully submitted,

THE AUDIT COMMITTEE

W. Steve Albrecht (Chair)

Sohaib Abbasi

Jeffrey J. Clarke

Donald H. Livingstone

30    RED HAT, INC.    2014 PROXY STATEMENT

Compensation of Directors

Our Non-Employee Director Compensation Plan (the “Director Compensation Plan”), which is further described below, provides for a combination of cash and equity compensation for our non-employee directors. The Company does not fund any type of retirement or pension plan for non-employee directors.

Summary Compensation Table for Non-Employee Directors

The following table summarizes the compensation paid to our directors other than Mr. Whitehurst during Fiscal 2014:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3) (4)	All Other Compensation ($)	Total ($)
Sohaib Abbasi (5)	—	323,868	—	323,868
W. Steve Albrecht (6)	87,935	250,033	—	337,968
Jeffrey J. Clarke (7)	—	342,980	—	342,980
Marye Anne Fox (8)	50,482	268,212	—	318,694
Narendra K. Gupta (9)	75,924	250,033	—	325,957
William S. Kaiser (10)	61,393	250,033	—	311,426
Donald H. Livingstone (11)	87,065	250,033	—	337,098
H. Hugh Shelton (12)	115,000	250,033	—	365,033

(1)	Compensation paid to Mr. Whitehurst, our President and CEO, is described below in the section entitled “Compensation and Other Information Concerning Executive Officers.”
(2)	This column reflects the amount of cash compensation paid to each director for his or her Board and committee service after accounting for DSU elections. As further described below in the subsection entitled “Cash Compensation,” non-employee directors may elect to receive fully vested DSUs in lieu of all or a portion of their cash compensation.
(3)	Amounts in this column represent the aggregate grant date fair value of equity compensation issued to directors determined in accordance with FASB ASC Topic 718. Equity compensation that our non-employee directors are eligible to receive is further described below in the subsection entitled “Equity Compensation.”
(4)	We no longer issue stock options to our non-employee directors. As of February 28, 2014, none of our non-employee directors had outstanding options. Our non-employee directors had outstanding restricted stock awards (“RSAs”) and DSUs representing the right to receive the following number of shares of common stock: Mr. Abbasi—14,364, Dr. Albrecht—12,457, Mr. Clarke—31,972, Dr. Fox—15,342, Dr. Gupta—30,939, Mr. Kaiser—12,232, Mr. Livingstone—17,575, and General Shelton—12,228.
(5)	During Fiscal 2014, Mr. Abbasi was eligible to receive $73,750 in cash compensation and an annual equity award valued at $250,000. Mr. Abbasi elected to receive $73,750 of his cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $118 of value realized as a result of issuing grants rounded up to the nearest whole share.
(6)	During Fiscal 2014, Dr. Albrecht was eligible to receive $87,935 in cash compensation and an annual equity award valued at $250,000. The stock awards total in the table includes $33 of value realized as a result of issuing grants rounded up to the nearest whole share.
(7)	During Fiscal 2014, Mr. Clarke was eligible to receive $92,826 in cash compensation and an annual equity award valued at $250,000. Mr. Clarke elected to receive $92,826 of his cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $154 of value realized as a result of issuing grants rounded up to the nearest whole share.
(8)	During Fiscal 2014, Dr. Fox was eligible to receive $68,607 in cash compensation and an annual equity award valued at $250,000. Dr. Fox elected to receive $18,125 of her cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $87 of value realized as a result of issuing grants rounded up to the nearest whole share.

RED HAT, INC.    2014 PROXY STATEMENT    31

(9)	During Fiscal 2014, Dr. Gupta was eligible to receive $75,924 in cash compensation and an annual equity award valued at $250,000. The stock awards total in the table includes $33 of value realized as a result of issuing grants rounded up to the nearest whole share.
(10)	During Fiscal 2014, Mr. Kaiser was eligible to receive $61,393 in cash compensation and an annual equity award valued at $250,000. The stock awards total in the table includes $33 of value realized as a result of issuing grants rounded up to the nearest whole share.
(11)	During Fiscal 2014, Mr. Livingstone was eligible to receive $87,065 in cash compensation and an annual equity award valued at $250,000. The stock awards total in the table includes $33 of value realized as a result of issuing grants rounded up to the nearest whole share.
(12)	During Fiscal 2014, General Shelton was eligible to receive $115,000 in cash compensation and an annual equity award valued at $250,000. The stock awards total in the table includes $33 of value realized as a result of issuing grants rounded up to the nearest whole share.

Overview of Non-Employee Director Compensation

Our Compensation Committee is responsible for reviewing and approving the compensation program for our non-employee directors. The Compensation Committee believes that a combination of cash and equity is the best way to attract and retain directors with the background, experience and skills necessary for a company such as Red Hat. Due to the unique nature of our open source development model and the constantly evolving environment in which we operate, the Company needs high-quality directors who are knowledgeable about the Company’s business environment and are willing to make a significant commitment to the Company and its stockholders for the long term. The Compensation Committee reviews our non-employee director compensation program annually and works with Frederic W. Cook & Co., its independent compensation consultant, to design and update the Director Compensation Plan to keep our compensation levels competitive. We make an effort to set director compensation at approximately the median of our compensation peer group (the composition of our compensation peer group is described below in “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Process Used to Determine Annual Compensation”).

In Fiscal 2014, our compensation program for non-employee directors included the following elements of compensation:

•	a cash retainer for annual service on our Board;

•	additional cash retainers for annual service as Board Chair, Lead Director, committee chairs and committee members;

•	an initial Restricted Stock Award (“RSA”) grant in connection with joining our Board; and

•	an annual RSA grant.

Directors who begin their Board service mid-year receive a pro-rata portion of the cash retainers and annual equity compensation. Under the Director Compensation Plan, stock awards are determined by dividing the applicable cash payment or target award value by the closing price of stock on the date of grant. Fractional shares are rounded up to the next whole number.

The Compensation Committee adopted our current Director Compensation Plan in September 2009. The Plan was amended and restated as of January 2013 to increase the value of the next annual RSA grant from $200,000 to $250,000 in order to maintain the level of director’s equity compensation at approximately the median of our compensation peer group. This increase was first reflected in the annual awards granted in Fiscal 2014.

32    RED HAT, INC.    2014 PROXY STATEMENT

Cash Compensation

Each non-employee director is entitled to receive the following cash payments, paid in equal quarterly amounts, for his or her Board retainer and committee assignments.

Type of Cash Retainer	Cash Compensation Payable ($)
Board Member	50,000
Board Chair (1)	50,000
Lead Director (1)	30,000
Audit Committee Chair (2)	40,000
Audit Committee Member	20,000
Compensation Committee Chair (2)	30,000
Compensation Committee Member	15,000
Nominating and Corporate Governance Committee Chair (2)	15,000
Nominating and Corporate Governance Committee Member	7,500

(1)	If the Board Chair or Lead Director also serves as a committee chair, he or she receives both the Board Chair or Lead Director retainer, as applicable, and the retainer payable for service on the committee rather than the applicable committee chair retainer.
(2)	Committee chairs receive the applicable committee chair retainer in lieu of the retainer payable for service on the committee.

Prior to the beginning of each calendar year, non-employee directors may elect to receive all or a portion of their quarterly cash retainer payments in the form of DSUs. DSUs represent the right to receive shares of our common stock at the time that the director’s Board service ends. The number of DSUs granted is determined by dividing the portion of the cash compensation with respect to which the election is made by the closing price of our common stock on the date the cash compensation is due to be paid, rounded up to the nearest share. DSUs issued in lieu of cash compensation are fully vested, but will be paid to the director only at the time that the director’s Board service ends.

Equity Compensation

In Fiscal 2014, our non-employee directors were entitled to receive the following equity compensation:

•

Initial RSA. Upon election or appointment to the Board, new non-employee directors are eligible to receive an initial RSA grant. The number of shares underlying the RSA is determined by dividing $300,000 by the closing price of our common stock on the grant date, rounded up to the nearest share. The grant date is the next regularly scheduled grant date for employees following the director’s election or appointment to the Board. These RSAs vest on the anniversary of the grant date in equal annual installments over a three-year period.

•

Annual RSA. Each non-employee director is eligible to receive an annual RSA grant. The number of shares underlying the RSA is determined by dividing $250,000 by the closing price of our common stock on the grant date, rounded up to the nearest share. The annual award is granted on or about July 16th. These RSAs vest on the first anniversary of the grant date.

Each non-employee director may elect, prior to the beginning of the calendar year, to receive DSUs on a one-for-one share basis in lieu of his or her annual RSA. The DSUs will vest on the same basis as the underlying RSA would have vested. Vested DSUs will be paid out in shares of our common stock at the time that the director’s Board service ends.

RED HAT, INC.    2014 PROXY STATEMENT    33

Additional Compensation

We do not pay meeting fees. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board and meetings of any committee on which they serve, Company business meetings and approved educational seminars. With the prior approval of the Board Chair and the Lead Director, if any, directors may, for the purpose of attending a Board or committee meeting, incur the cost of direct private round trip air transportation if there is no direct commercial flight within six hours of the scheduled commencement or adjournment of the meeting and travel of more than 200 miles is required.

Indemnification

Each director has entered into an indemnification agreement with the Company. The indemnification agreements are on substantially the same terms as the indemnification agreements that the Company has entered into with the Named Officers, as described below in the section entitled “Compensation and Other Information Concerning Executive Officers—Employment and Indemnification Arrangements with Named Officers—Indemnification.”

Director Stock Ownership Requirements

We have a Stock Ownership Policy that applies to our non-employee directors. During Fiscal 2014 this Stock Ownership Policy set the stock ownership level for each non-employee director at 10,000 shares of our common stock. The ownership levels were derived from multiples of the cash retainer for Board Members. As of the end of Fiscal 2014, each of our non-employee directors was in compliance with the Stock Ownership Policy. Our Stock Ownership Policy is further described below in the section entitled “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Stock Ownership Requirements.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of independent directors, as was the case at all times during Fiscal 2014. At the beginning of Fiscal 2014, Mr. Clarke, Dr. Gupta (chair) and General Shelton were members of the Compensation Committee. In August 2013, Dr. Fox and Mr. Livingstone joined the committee and Mr. Clarke became the committee chair. No member of the Compensation Committee (i) was during Fiscal 2014 or is currently an employee of the Company, (ii) has ever been an officer of the Company, (iii) is or was a participant in a “related person” transaction as described above in the section entitled “Key Governance Policies—Related Person Transactions” in Fiscal 2014 or (iv) is an executive officer of another entity, at which one of our executive officers serves on the compensation committee or the board of directors. None of our executive officers serves as a member of the board of directors or on the compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee.

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COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

In accordance with SEC rules, the following is a list of our executive officers (other than Mr. Whitehurst, our President and CEO, whose biography appears in the section entitled “Item No. 1—Election of Directors—Nominees for Election to the Board of Directors”), their ages as of June 14, 2014 and certain information about their backgrounds.

Executive Officers

DeLisa K. Alexander

Ms. Alexander, 48, has served as Executive Vice President and Chief People Officer, since March 2011, Senior Vice President, People and Brand, from November 2007 until March 2011, and as Vice President, People, from July 2006 until November 2007. From August 2001 until July 2006, Ms. Alexander served in a number of legal capacities for Red Hat, including most recently as Assistant General Counsel and Assistant Secretary of the Company. Prior to joining Red Hat, she was associated with the Kilpatrick Stockton LLP law firm (now Kilpatrick Townsend & Stockton LLP) where she focused on mergers, acquisitions, venture capital, and intellectual property licensing.

Paul J. Cormier

Mr. Cormier, 57, has served as President, Products and Technologies since April 2008 and as Executive Vice President since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier first served as Director of Engineering, Internet Security and Collaboration Products and then as Senior Director of Software Product Development, Internet Security Products, for AltaVista Internet Software, a web portal and internet services company.

Michael R. Cunningham

Mr. Cunningham, 53, joined the Company as Senior Vice President and General Counsel in June 2004 and has served as Executive Vice President and General Counsel since May 2007. From October 2002 to February 2003 (following the acquisition by IBM of the management consulting business of PricewaterhouseCoopers LLP), Mr. Cunningham served as an Associate General Counsel at IBM, with legal responsibilities for the Business Consulting Services division in the regions of Europe, the Middle East and Africa. From November 1994 until October 2002, Mr. Cunningham served in a number of legal capacities for PricewaterhouseCoopers LLP, including most recently as a Partner and Associate General Counsel, with various global legal responsibilities.

Arun Oberoi

Mr. Oberoi, 59, joined the Company as Executive Vice President of Global Sales and Services in May 2012. From December 2010 to January 2012, Mr. Oberoi served as president and CEO of Viridity Software, a data center infrastructure management company. From March 2008 to June 2010, Mr. Oberoi was CEO of Aveksa, an access governance and management software company. From January 2004 to February 2006, Mr. Oberoi was executive vice president of worldwide sales and services at Micromuse, a provider of network and service management solutions. Micromuse was acquired by IBM in February 2006, where Mr. Oberoi subsequently served as vice president within IBM Tivoli until March 2008. Prior to Micromuse, Mr. Oberoi held various executive leadership roles at Hewlett-Packard.

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Charles E. Peters, Jr.

Mr. Peters, 62, joined the Company as Executive Vice President and Chief Financial Officer in August 2004. Prior to joining the Company, Mr. Peters served as Senior Vice President and Chief Financial Officer of Burlington Industries, Inc., a manufacturer of fabrics and textiles for apparel and interior furnishings, from November 1995 until November 2003 and as a consultant to Burlington Industries, Inc. while employed by BTI Distribution Trust from November 2003 until joining the Company.

Brian M. Stevens

Mr. Stevens, 50, has served as Executive Vice President and Chief Technology Officer since October 2013, as Vice President, Worldwide Engineering and Chief Technology Officer from October 2005 to October 2013 and as Vice President of Operating System, Storage and Clustering Development since he joined Red Hat in November 2001 until October 2005. Mr. Stevens began his career at Digital Equipment Corporation where he was a developer on the first commercial release of the X Window System. During his 14 years at Digital, he became a senior member of technical staff and was responsible for the architecture and development of the UNIX and clustering product lines.

The Named Officers (James M. Whitehurst, Charles E. Peters, Jr., Brian M. Stevens, Paul J. Cormier, and Arun Oberoi) are the focus of the Compensation Discussion and Analysis.

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Executive Summary of Compensation Discussion and Analysis

Our executive compensation program is designed to:

•	focus our management team to meet and exceed short- and long-term corporate goals that we believe build stockholder value;

•	pay for performance by linking incentive compensation to Company and individual goals relevant to growing our business;

•	align management interests with those of our stockholders; and

•	attract and retain the type of executives needed to lead our company in the evolving and highly competitive technology industry in which we operate.

Our program emphasizes long-term equity awards and annual performance-based cash bonuses so that a substantial portion of each executive’s total compensation opportunity is based on the achievement of Company and individual performance goals established by the Compensation Committee. Approximately 70% of each Named Officer’s target compensation opportunity is in the form of equity, with its value dependent on the Company’s stock price. Approximately 60% of each Named Officer’s target compensation opportunity is performance-based, dependent on the performance of the Company, our stock price and the individual executive.

The following table summarizes our performance for certain GAAP metrics relevant to performance-based compensation payouts for Fiscal 2014 (U.S. Dollars in millions, except for stock price).

Performance Measures	Fiscal 2014	Fiscal 2013	% Change
Total Revenue	$1,534.6	$1,328.8	15.5%
Operating Income	$232.3	$201.0	15.6%
Operating Margin	15.1%	15.1%	—
Operating Cash Flow	$540.6	$465.3	16.2%
Stock Price at Fiscal Year-End	$58.99	$50.81	16.1%

Our Named Officers received payouts above target for most elements of our Fiscal 2014 compensation program for delivering a compelling combination of revenue growth, profitability and cash flow. After evaluating the performance of the Company and the individual executives, the Compensation Committee approved:

•	payouts under our annual cash bonus plan averaging 120% of target, based on corporate financial goal achievement of 113% and average individual goal achievement of 141%;

•	payouts earned based on growth in revenue and operating income relative to peer group companies under the Operating Performance Share Units (“Operating PSUs”) at an average of 179% of target; and

•	payouts earned based on stock price growth over a three-year period relative to peer group companies under the Stock Performance Share Units (“Stock PSUs”) at target.

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The following table shows the performance-based compensation payouts earned by our Named Officers in respect of performance in Fiscal 2014, as approved by the Compensation Committee, and the percentage change from payouts earned in respect of performance in Fiscal 2013.

	Annual Cash Bonus		Operating PSUs		Stock PSUs
Named Officer	Payout Earned in Fiscal 2014	% Change from Fiscal 2013	# of Shares Earned in Fiscal 2014	% Change from Fiscal 2013	# of Shares Earned in Fiscal 2014	% Change from Fiscal 2013
James M. Whitehurst	$1,205,630	84%	63,763	18%	40,000	-47%
Charles E. Peters, Jr.	$462,559	47%	33,824	43%	21,667	-23%
Brian M. Stevens (1)	$169,260	—	21,196	17%	13,333	-47%
Paul J. Cormier	$472,800	50%	33,824	11%	21,667	-52%
Arun Oberoi (2)	$440,355	44%	7,733	86%	—	—

(1)	Mr. Stevens became a participant in our annual cash bonus plan in October 2013 in connection with his promotion and received a pro-rated bonus amount under the plan in Fiscal 2014. He was a recipient of PSUs prior to his promotion.
(2)	Mr. Oberoi joined the Company in May 2012. As a result, in Fiscal 2014 and Fiscal 2013 he held only one Operating PSU award eligible for payout.

The following table summarizes the principal components of our executive compensation program in Fiscal 2014.

Compensation Element	% of Total Target Compensation	Principal Objective	Performance Metrics	Key Features
Base Salary	15%	To secure and retain services of key talent	Not applicable	—

Annual Cash Bonus	13%	To encourage and reward performance that enhances long-term stockholder value	Revenue, non-GAAP operating margin, non-GAAP operating cash flow and individual performance goals over one-year performance period	Payouts based on absolute performance against financial targets and achievement of individual goals with payout capped at 200% of target

Equity Compensation:		To align executives’ interests with those of stockholders

Operating PSUs	24%	To encourage and reward financial performance	Revenue and operating income growth relative to peer group over three-year performance period	Payouts based on performance relative to peer group, capped at 200% of target

Stock PSUs	24%	To encourage and reward stock price appreciation	Growth in stock price plus dividends relative to peer group over three-year performance period	Single payout based on performance relative to peer group, capped at 200% of target

Restricted Stock Awards	24%	To retain executive talent	Service-based vesting over four-year period subject to achievement of revenue target	25% of shares vest after first year; remainder vest ratably on a quarterly basis over subsequent three years

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Key Compensation Governance Practices.    We have adopted a number of practices that we believe benefit our stockholders by helping to align the interests of our management team with the interests of our stockholders, mitigate potential risks and promote effective oversight of our compensation program. These practices include the following:

•	We have established a stock ownership policy for executives and directors. As of the end of Fiscal 2014, all of our executives and directors were in compliance with our policy.

•

We have a clawback policy which covers our Named Officers’ incentive compensation (including gains from selling common stock distributed pursuant to incentive compensation arrangements) in the event that certain types of misconduct result in a material restatement of our financial results.

•

We prohibit executives and directors, among others, from engaging in the following transactions with respect to the Company’s securities: (i) selling short, (ii) buying or selling options (puts and calls), or other derivative securities or engaging in hedging or monetization transactions (such as collars and forward sales contracts), (iii) purchasing Company stock on margin, and (iv) pledging Company stock.

•	Severance amounts payable under our change-in-control severance policy require a termination of employment following a change-in-control event (“double trigger”) before benefits are payable.

•	We have not entered into any new, or modified any existing, excise tax gross-up provisions since December 2007.

•	We hold an annual advisory say-on-pay vote. The Compensation Committee considers the outcome of this advisory vote in making compensation decisions.

•	We do not provide special retirement benefits or perquisites solely for executive officers or directors.

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Compensation Discussion and Analysis

Our executive compensation program is designed to focus our executives on short- and long-term goals that we believe promote profitable growth for the Company and translate into long-term stockholder value. We emphasize pay for performance by linking a significant proportion of executive compensation to our stock price or the achievement of corporate and individual performance goals established by the Compensation Committee. In setting performance goals and measuring performance against these goals, we use a performance management process and evaluate our pay practices relative to those at companies in our industry that we consider to be our peers. Our executive compensation program is structured to provide target total cash and equity compensation opportunities relative to our peer companies that allow us to compete for and retain top talent without providing excessive compensation or encouraging excessive risk-taking. At the same time, the program is designed to have the flexibility to reward superior performance by providing for total realized compensation substantially above the target level for superior results and to provide for compensation below the target level if performance goals are not met.

Role of the Compensation Committee

The Compensation Committee of the Board oversees and approves all compensation arrangements for the Named Officers. Each year, the Compensation Committee:

•

reviews our executive compensation program and adjusts it as needed to support our business, taking into consideration peer company data, recommendations by the CEO and the Compensation Committee’s independent compensation consultant, market trends and the needs of our business;

•	establishes goals for the performance-based elements of our program;

•	assesses the performance of our CEO and senior management team;

•	certifies achievement of performance goals and approves the resulting payouts;

•	evaluates the effectiveness of our executive compensation program, including whether the program encourages excessive risk-taking; and

•	monitors developments and trends in executive compensation to enhance its ability to oversee the design and evaluate the effectiveness of our program.

Role of the Compensation Consultant

The Compensation Committee retains Frederic W. Cook & Co., Inc., an independent compensation consulting firm (the “Consultant”), to advise on matters relating to executive and board compensation. The Consultant works for and reports directly to the Compensation Committee, which has the sole authority to hire or fire the Consultant. From time to time at the request of the Compensation Committee, the Consultant:

•	provides recommendations on the design of, and amounts awarded under, our executive compensation program;

•	provides studies and other analyses regarding competitive pay practices for key employees, including the Named Officers;

•	proactively advises on trends and developments related to executive and board compensation practices;

•	attends various Compensation Committee meetings; and

•	communicates with members of the Compensation Committee outside of scheduled meetings.

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In Fiscal 2014, the Consultant provided services at the direction and under the supervision of the Compensation Committee consistent with the scope of the committee’s responsibilities. The Consultant provided executive compensation related data used in preparing the Company’s Annual Report on Form 10-K and this Proxy Statement. Except for its retention by and advice for the Compensation Committee, the Consultant is not otherwise retained by, and does not otherwise advise, the Company on compensation matters.

After considering information provided by the Consultant and any other factors the Compensation Committee considered relevant to the Consultant’s independence or that could raise any conflict of interest between the Consultant and the Compensation Committee or the Company, the Compensation Committee assessed the independence of the Consultant pursuant to SEC and NYSE rules and concluded that the Consultant’s work for the Compensation Committee does not currently present any conflict of interest.

Role of Stockholder Say-on-Pay Vote

At our 2013 Annual Meeting, we conducted an advisory vote on executive compensation. Approximately 99.8% of the votes cast were voted “FOR” approval of our executive compensation program described and disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion in our 2013 Proxy Statement. The Compensation Committee considered the results of this advisory vote, together with the other factors and data discussed in this Proxy Statement, in determining executive compensation decisions and policies and believes the result affirms stockholders’ support of the Company’s approach to and structure of executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Officers.

Role of Management

Management helps the Compensation Committee fulfill its responsibilities by:

•	providing information and day-to-day support;

•	providing background information to complete studies and projects requested by the Compensation Committee; and

•	working in conjunction with the Consultant at the request of the Compensation Committee.

From time to time, members of management are invited to attend Compensation Committee meetings. No executive officer is present when his or her compensation is discussed by the Compensation Committee or the Board. Management did not retain a separate compensation consultant for the compensation of our Named Officers. In addition, at the request of the Compensation Committee, the CEO provides input regarding the performance and compensation recommendations for his direct reports, including our Named Officers.

Compensation Peer Group

Each year, for each Named Officer, the Compensation Committee reviews competitive compensation data compiled by the Consultant based on the Consultant’s review of SEC filings by a number of companies in our industry considered to be our peers. This peer group data is used:

•	as an input in developing base salary ranges, annual cash bonus targets and annual equity award targets;

•	to assess the extent to which our individual compensation elements and our total direct compensation awarded to executives are competitive with our peers;

RED HAT, INC.    2014 PROXY STATEMENT    41

•	to evaluate the form and mix of compensation provided to our executives; and

•	as an input in evaluating executive compensation policies, such as share ownership guidelines.

The compensation peer group is reviewed annually by the Compensation Committee, after considering the recommendation of the Consultant. In developing its recommendation, the Consultant identifies companies with similar Global Industrial Classification System (“GICS”) industry codes with comparable levels of market capitalization, revenues, operating income and number of employees, in an effort to populate the group with companies that have attributes appropriate to compare to Red Hat.

The Fiscal 2014 compensation peer group consisted of 17 peer companies from the Software, Internet Software and Services, Computers & Peripherals and IT Services GICS industry codes and includes several companies with which we compete for talent. The table below lists selected financial data (in millions) and other relevant information derived from public sources for each peer group company. After review and discussion with the Consultant, the Compensation Committee added Informatica Corp., a provider of enterprise data integration and data quality software and services, and Synopsys, Inc., a supplier of software, intellectual property and services used to accelerate innovation in integrated circuits and electronic systems, to the Fiscal 2014 compensation peer group based on the attributes described above, and removed Compuware and Progress Software due to low revenues, market capitalization and growth rate. BMC Software was included in the compensation peer group at the beginning of Fiscal 2014 but it no longer is a public reporting company, following its acquisition by a group of private investors in October 2013 and so was removed from the group at that time. No changes were made to the compensation peer group for Fiscal 2015.

	Most Recent Four Quarters as of February 28, 2014
Peer Group Member	Revenues	Operating Income	Employees (1)	Market Cap (2)
Adobe Systems Inc.	$4,047	$440	11,847	$34,082
Akamai Technologies, Inc.	$1,578	$418	3,908	$10,942
Ansys, Inc.	$861	$322	2,600	$7,729
Autodesk, Inc.	$2,274	$298	7,600	$11,897
Cadence Design Systems, Inc.	$1,460	$239	5,700	$4,432
Citrix Systems, Inc.	$2,918	$381	9,166	$11,034
Informatica Corp.	$948	$141	3,234	$4,539
Intuit Inc.	$4,129	$1,099	8,000	$22,157
Jack Henry & Associates, Inc.	$1,178	$298	5,139	$4,977
Micros Systems, Inc.	$1,304	$233	6,506	$4,177
NetApp, Inc.	$6,393	$764	13,060	$13,465
Nuance Communications, Inc.	$1,863	$62	12,000	$4,851
salesforce.com, inc.	$4,071	$(286)	13,312	$38,055
Synopsys, Inc.	$1,966	$255	8,573	$6,225
Tibco Software, Inc.	$1,085	$164	3,856	$3,555
VeriSign, Inc.	$965	$528	1,079	$7,370
VMware, Inc.	$5,207	$1,166	14,300	$41,335

Summary Data vs. Red Hat
75th percentile	$4,047	$440	11,847	$13,465
Median	$1,863	$298	7,600	$7,729
25th percentile	$1,178	$233	3,908	$4,851
Red Hat	$1,535	$233	6,300	$11,181

Data presented in above table was compiled by the Consultant. Operating income may include adjustments to publicly disclosed results made by the Consultant in an effort to increase consistency in the method of calculating peer companies’ operating income.

(1)	As of the end of most recent completed fiscal year
(2)	As of February 28, 2014

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Process Used to Determine Annual Compensation

Generally, the Compensation Committee reviews total compensation for Named Officers during the Company’s first fiscal quarter, both to determine payouts for the previous fiscal year and to set compensation and performance targets for the current fiscal year. In addition to considering information from the Consultant’s annual review of peer group data, the Compensation Committee takes into account input from management, tally sheets prepared by the Consultant reflecting (i) cash payments, (ii) equity compensation grant values, (iii) internal equity and (iv) potential severance payments and such other information as it deems necessary and appropriate in determining the appropriate level and mix of base salary, annual bonus and equity compensation opportunities for each Named Officer. The Compensation Committee may take actions on executive compensation matters at other times during the fiscal year in order to address a change in status or retention concerns.

In making its compensation decisions for individual executives, the Compensation Committee balances a competitive level of compensation for a position, executive experience and scope of responsibility, individual performance and retention concerns. No pre-determined weighting is assigned to these factors, and the emphasis placed on a specific factor may vary among executive officers, reflecting market conditions and business needs at the time the pay decision is made. The Compensation Committee uses no pre-determined formula for allocating compensation between short-term and long-term or cash and non-cash elements.

The CEO recommends a compensation level for each Named Officer (other than himself) based on the nature and scope of the individual’s responsibilities, the individual’s performance and his or her relative ability to impact the Company’s future success and retention concerns. The Compensation Committee then reviews the CEO’s recommendation and makes a final determination regarding the compensation level of the Named Officers. The Compensation Committee believes this process is both orderly and fair and preserves the CEO’s ability to have an impact on compensation for his direct reports.

For the CEO, the Compensation Committee sets the base salary, annual bonus and equity compensation opportunities based on the same set of information discussed above and the terms of the CEO’s employment agreement with the Company. For a description of Mr. Whitehurst’s employment agreement, see the section below entitled “Employment and Indemnification Arrangements with Named Officers.”

Fiscal 2014 Compensation

During Fiscal 2014, our executive compensation program included the following principal components:

•	Base Salary

•	Annual Cash Bonus

•	Equity Compensation

Executive officers are also entitled to receive the employee benefits offered to all of the Company’s full-time employees and participate in the severance arrangements as are further described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

The Compensation Committee believes that the various components of our executive compensation program and the performance metrics used to assess executive performance effectively provide incentives to our executive officers to achieve short- and long-term corporate goals that enhance long-term stockholder value, without encouraging excessive risk-taking. The committee considers each executive’s role and responsibilities, individual performance and competitive pay levels for that position in setting base salary and target compensation opportunities for the executive group, including the Named Officers, relative to the compensation peer group.

Base Salary.    We aim to pay market-competitive base salaries to attract and retain key executive talent and to provide for minimum levels of compensation commensurate with an

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executive’s role and level of responsibility, taking into account that base salaries serve as the basis for annual bonus opportunities, certain employee benefits and potential severance benefits. Periodically, the Compensation Committee has approved increases in base salaries to reflect changes in the competitive market for talent in the technology industry, improvements in the Company’s operating results and, for certain executives, increase in scope of responsibilities. Annual salary increases are not automatic or guaranteed.

For Fiscal 2014, the CEO’s base salary was set between the 25th percentile and the median of the compensation peer group because the Compensation Committee considers it appropriate for the CEO, who is responsible for determining the overall strategy and direction for the Company and driving stockholder value, to receive a greater portion of his compensation (in comparison to the other Named Officers) in performance-based compensation. On average, the base salaries for the other Named Officers were between the median and 75th percentile of the compensation peer group.

Our management recommended that executives receive no salary increase in Fiscal 2014 due to the challenging macroeconomic environment, and the Compensation Committee agreed, deciding to maintain annual base salaries of the Named Officers at the then current levels. In October 2013, Mr. Stevens was promoted to Executive Vice President and CTO and designated an executive officer, receiving a salary increase from $413,058 per year to $480,000 per year in connection with his increased responsibility and accountability. For more information about the change in Mr. Stevens’ compensation arrangements that accompanied his promotion and change in responsibilities, see “Employment and Indemnification Arrangements with Named Officers” below.

Named Officers	Fiscal 2014 Base Salary	Fiscal 2013 Annual Base Salary (effective 8/1/12)	Fiscal 2014 vs. Fiscal 2013
James M. Whitehurst	$800,000	$800,000	—
Charles E. Peters, Jr.	$480,000	$480,000	—
Brian M. Stevens (1)	$480,000	$413,058	16%
Paul J. Cormier	$480,000	$480,000	—
Arun Oberoi	$465,000	$465,000	—

(1)	Annualized.

Annual Cash Bonus.    We provide an annual cash bonus opportunity in an effort to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee believes that a cash bonus based on an assessment of individual performance against pre-determined measures within the context of the Company’s overall performance is consistent with the compensation program’s objective of enhancing long-term stockholder value and serves to link annual performance and annual incentive payments. Additionally, the Compensation Committee believes that it is appropriate to provide each Named Officer with an opportunity to be partially rewarded based on individual performance.

The Named Officers are eligible to earn an annual cash bonus under the Company’s executive variable compensation plan (the “EVC Plan”). Annual cash bonuses are calculated based on the Company’s achievement of financial goals and on the Named Officer’s achievement of individual performance goals. The Company does not guarantee payment of cash bonuses to any executive, and the Compensation Committee determines the eligibility of the Named Officers to participate in the EVC Plan annually. Under the EVC Plan, 75% of each Named Officer’s cash bonus is based on achievement of the Company’s financial performance goals and 25% is based on achievement of individual goals. All Company and individual performance goals are set and communicated in the first quarter of the fiscal year. Achievement of the targeted performance levels is intended to be challenging but attainable with a reasonable degree of effort on the part of each executive, and it is the Compensation Committee’s expectation that, in normal circumstances, the Company and each

44    RED HAT, INC.    2014 PROXY STATEMENT

executive would achieve targeted performance levels with this level of effort. Performance below the minimum threshold results in no payout. Over our last five fiscal years, our Named Officers have received payouts below target once and above target, but below the maximum possible payout, four times.

Each Named Officer is assigned a target cash bonus amount. Bonus target amounts are determined based on job responsibilities and compensation peer group data. For Fiscal 2014, the Compensation Committee set the CEO’s target cash bonus amount at 125% of his base salary, an increase from prior years to bring his target bonus opportunity from the 25th percentile to the median of the compensation peer group. The Compensation Committee considers it appropriate for the CEO, who is responsible for determining the overall strategy and direction for the Company and driving stockholder value, to receive a greater portion of his compensation (in comparison to the other Named Officers) in performance-based compensation. The higher bonus target (as a percentage of base salary) also serves to place a greater portion of the CEO’s total annual cash compensation at risk, which we believe further supports his greater accountability to stockholders. For Fiscal 2014, bonus targets (as a percentage of base salary) were on average between the 25th percentile and the median of the compensation peer group for the other Named Officers.

After the end of the fiscal year, each Named Officer receives a percentage of his bonus target determined by comparing the actual Company and individual performance levels to the targeted performance levels. In Fiscal 2014, the maximum cash bonus attainable based on Company performance was 150% of the executive’s bonus target and the maximum cash bonus attainable based on individual performance was 50% of the executive’s bonus target. Accordingly, if both Company and individual performance were determined to be achieved at the highest possible levels, then the maximum possible cash bonus payment for a Named Officer would have been 200% of the bonus target.

For Fiscal 2014, each Named Officer received above target bonus payouts as set forth in the table below.

	Fiscal 2014 EVC Plan		Fiscal 2013 EVC Plan Payout (2)	Fiscal 2014 vs. Fiscal 2013 Payouts
Named Officers	Target	Payout
James M. Whitehurst	$1,000,000	$1,205,630	$656,000	84%
Charles E. Peters, Jr.	$384,000	$462,559	$314,880	47%
Brian M. Stevens (1)	$384,000	$169,260	—	—
Paul J. Cormier	$384,000	$472,800	$314,880	50%
Arun Oberoi	$372,000	$440,355	$305,040	44%

(1)	Mr. Stevens received a pro-rated bonus under the EVC Plan based on his participation in the EVC Plan beginning in October 2013. Mr. Stevens also earned cash bonuses under the Company’s employee variable compensation plan in the amount of $187,570 based on the Company’s financial performance for the period prior to his October 2013 promotion.
(2)	In Fiscal 2013, the Compensation Committee exercised its negative discretion as permitted under the EVC Plan and reduced payouts from the earned payout level to 82% of target across the board due to the challenging macroeconomic conditions at the time and overall Company performance.

Bonus Amount Based on Company Performance.    Each year the Compensation Committee establishes performance metrics and targeted performance levels for the Company for purposes of the EVC Plan. For Fiscal 2014, the selected metrics were (i) total revenue, (ii) non-GAAP cash flow from operations, defined as GAAP cash flow from operations plus excess tax benefits from share-based payment arrangements, and (iii) non-GAAP operating margin, defined as GAAP operating margin excluding the impact of expense related to share-based payment arrangements, the amortization of intangible assets and exit costs related to the Company’s move into a new headquarters building. Each metric is weighted equally in determining Company financial performance. Management uses these metrics as a component of its regular internal reporting to evaluate performance of the business and compare it to prior

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performance, to make operating decisions, including internal budgeting and the calculation of incentive compensation, and to forecast future performance. Additionally, the Compensation Committee, taking into account the Consultant’s recommendations, believes these performance metrics drive long-term stockholder value. The total revenue metric reflects management’s effectiveness at selling our products and services and is a critical measurement of growth of our business. Non-GAAP cash flow from operations reflects management’s effectiveness in generating cash and providing the capital resources necessary for the business to grow. Non-GAAP operating margin demonstrates how efficiently management runs the business and controls costs. The range of performance levels for each metric is determined following a review of both internal projections and external expectations. The EVC Plan grants the Compensation Committee the authority to adjust our financial results for a number of discretionary items that may have impacted our financial results during the performance period, but were not contemplated at the time the Company performance goals were set, including among others, volatility in foreign exchange and interest rates, unanticipated acquisitions, litigation settlements and substantial changes in general macroeconomic conditions. No adjustments were made in connection with the Fiscal 2014 payouts.

For Fiscal 2014, the final payout for each Named Officer was based on aggregate achievement of corporate financial performance goals at an average level of 113% of target, as set forth in the table below (U.S. Dollars, in millions).

	Target Range	Results	Achievement (%)
Total Revenue	$1,500 – $ 1,590	$1,534.6	95%
Adjusted Operating Cash Flow	$530 – $ 575	$553.4	106%
Adjusted Operating Margin	23.2% – 25.0%	24.5%	138%

Average			113%

Bonus Amount Based on Individual Performance.    Each year, the Compensation Committee, in consultation with the CEO, establishes individual performance goals for each Named Officer (other than the CEO). The Compensation Committee establishes individual performance goals for the CEO. These individual performance goals focus on qualitative strategic and operational considerations and the businesses or functions that the Named Officer leads. For Fiscal 2014, all individual goals were established for each Named Officer during the first quarter of the fiscal year with the exception of Mr. Stevens, whose goals were approved by the Compensation Committee in October 2013 at the time of his promotion. The maximum possible annual cash bonus attainable by each Named Officer based on individual performance goals was 50% of such Named Officer’s target annual cash bonus amount.

For Fiscal 2014, the Compensation Committee established a set of common goals to reinforce the need for each executive to contribute as a member of the management team to the Company’s overall success. These common goals for executives related to:

•	execution of ethics program;

•	effective teamwork;

•	establishing Red Hat as a leading enterprise provider of OpenStack technologies;

•	increasing focus on customer engagement through decision-making, advocacy and incorporation into Company culture; and

•	creating a capable, scalable organization by driving adoption of enhanced talent development practices and exhibiting behaviors that support and reinforce Company culture.

The Compensation Committee established additional individual goals for each of our Named Officers as set forth below.

Mr. Whitehurst:

•	Establish an updated renewal program with clearly defined processes, metrics and responsibilities
•	Execute multi-product initiative to expand footprint for strategic products with key customer accounts
•	Lead direction and responses for strategic patent positioning

46    RED HAT, INC.    2014 PROXY STATEMENT

•	Drive leadership position in Platform-as-a-Service (“PaaS”) space, including OpenShift Online launch and on-premise penetration
•	Deliver and drive enhanced analytic support systems and tools to help managers drive performance and enhance talent pipeline

Mr. Peters:

•	Establish an updated renewal program with clearly defined processes, metrics and responsibilities
•	Support and enable direction and responses for strategic patent positioning
•	Deliver and drive enhanced analytic support systems and tools to help managers drive performance and enhance talent pipeline
•	Complete Customer Data Hub project
•	Complete major facilities projects in the U.S. and the Czech Republic
•	Drive Operations and IT support of renewals initiative and new product launches
•	Drive operational excellence in IT and Operations
•	Effectively communicate with investors and other financial constituents
•	Improve managerial reporting content and frequency

Mr. Stevens:

•	Execute multi-product initiative to expand footprint for strategic products with key customer accounts
•	Support and enable direction and responses for strategic patent positioning
•	Drive leadership position in PaaS space, including OpenShift Online launch and on-premise penetration
•	Develop structure for new office of CTO for increased emphasis on long-term technology strategy
•	Recruit and develop staff for office of CTO
•	Evaluate current technology strategy and roadmap and identify adjustments and new areas of focus

Mr. Cormier:

•	Execute multi-product initiative to expand footprint for strategic products with key customer accounts
•	Support and enable direction and responses for strategic patent positioning
•	Drive leadership position in PaaS space, including OpenShift Online launch and on-premise penetration
•	Align business units for greater synergies across product lines
•	Structure Engineering Services organization for increased scalability and performance
•	Deliver OpenShift to broader market beyond the early adopter program
•	Launch RHCI/OpenStack in the marketplace
•	Drive global support services organization initiatives to deliver a world class customer experience

Mr. Oberoi

•	Establish an updated renewal program with clearly defined processes, metrics and responsibilities
•	Execute multi-product initiative to expand footprint for strategic products with key customer accounts
•	Drive leadership position in PaaS space, including OpenShift Online launch and on-premise penetration
•	Refine process for developing deal pipelines
•	Execute updated services strategy
•	Execute partner growth strategy
•	Develop strategy to address attrition in sales and services organizations
•	Develop skills and capabilities of regional GMs and functional competencies for select roles as part of organizational scaling and succession initiatives

RED HAT, INC.    2014 PROXY STATEMENT    47

Following the end of Fiscal 2014, each Named Officer provided the CEO with an individual self-assessment with respect to the common goals and his individual performance goals. The CEO reviewed each self-assessment and used his judgment to evaluate the achievement level of each Named Officer’s common and individual performance goals, the relative importance of each performance goal to the Company’s success and the effort required to achieve such goal. The CEO then provided his assessment of the performance of the other Named Officers and presented his recommendation to the Compensation Committee. Based on the CEO’s assessments of his own performance and the performance of the other Named Officers and its own deliberations, the Compensation Committee made a subjective determination that each of the Named Officers had either met or exceeded his overall individual performance goals for Fiscal 2014. Individual goal achievement for the Named Officers averaged 141% in Fiscal 2014.

Equity Compensation

Overview.    We provide performance-based, long-term equity compensation opportunities to our Named Officers to align the interests of these individuals to the interests of our stockholders and reward our executives for delivering long-term performance. The Compensation Committee believes that properly structured equity grants should constitute a significant portion of overall compensation for each Named Officer, serving as an important retention tool and providing a meaningful way to align the contributions of the Named Officer with the Company’s future success. All of the Named Officers are eligible to receive annual equity compensation awards under the Company’s 2004 Long-Term Incentive Plan, but the Company does not guarantee that executives will receive annual equity awards. On an annual basis, the Compensation Committee assesses whether equity compensation grants are appropriate, setting ranges for long-term equity compensation after considering data provided by the Consultant regarding long-term equity grant practices at our peer companies.

Grant Values.    To determine the appropriate level of annual grants for each Named Officer, the Compensation Committee first establishes an overall Company-wide stock pool. Individual grant guideline ranges are developed based on compensation peer group grant data and recommendations from the Consultant. The CEO then recommends a grant amount for each Named Officer (other than the CEO) based on performance, current amount of unvested equity and relative ability to impact the Company’s future success, taking into account the Consultant’s data and recommendations. The Compensation Committee then considers all of these factors and makes a final determination regarding the grant level for each Named Officer, including the CEO. For Fiscal 2014, the target equity grant values for the CEO were between the 25th percentile and the median of the compensation peer group and for the other Named Officers on average between the median and the 75th percentile of the compensation peer group.

Timing of Equity Awards.    Under the 2004 Long-Term Incentive Plan, awards to employees are approved by the Compensation Committee before or on the date of grant. It is the Company’s general practice to make recurring grants (other than grants of PSUs and RSAs) during the Company’s open trading window after a quarterly earnings announcement, although the Company has the authority to make grants at other times of the year under certain circumstances. PSUs and RSAs are generally granted within the first 90 days of the commencement of the applicable performance period or within the first 25% of the performance period (whichever is earlier) in an effort to maximize the deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) of the related share-based compensation expense. Awards to new employees are typically made on the 16th day of the month (or if not a business day, the first business day thereafter) in the month following the Company’s quarterly earnings announcement. Awards to the Named Officers are typically made in the month in which the Compensation Committee approves the grant of the award. Other than as described above, the Company has no program, plan or practice to coordinate its award grants with the release of material non-public information.

Additional details about equity compensation grants to Named Officers for Fiscal 2014 are described in the “Grants of Plan-Based Awards” table below.

48    RED HAT, INC.    2014 PROXY STATEMENT

Performance Share Units.    The Compensation Committee believes that PSUs provide significant incentives for senior management to focus on specific growth metrics for long-term stockholder value and to help align management and stockholder interests. Since the awards are denominated and distributed in shares of common stock, a strong linkage to stockholder return is maintained.

Payouts for PSUs are based upon the number of companies in the relevant compensation peer group that Red Hat outperforms for specified metrics such as revenue and operating income growth, or total stockholder return:

	Percent of Peer Companies Red Hat Outperforms	Payout % of Target
Maximum Payout	75% or higher	200%
	70%	175%
	65%	150%
	60%	125%
	55%	110%
Target Payout	50%	100%
	45%	90%
	40%	75%
	35%	50%
Minimum Performance Level Required for Payout	30%	25%
No Payout	Under 30%	0%

Operating PSUs.    Under our Operating PSUs, shares are earned on the basis of our financial performance relative to members of the applicable compensation peer group over a three-year performance period. For Operating PSUs awarded during Fiscal 2014, the Named Officers were granted an award for a target number of Operating PSUs, and the number of shares earned depends on the Company’s performance relative to members of the relevant compensation peer group for (i) revenue growth and (ii) operating income growth, excluding the impact of unusual or non-recurring items and the cumulative effect of changes in applicable tax and accounting rules to the extent any such item is separately disclosed on the applicable income statement. The Compensation Committee selected these performance metrics because these are metrics which management uses to assess our performance and which the Compensation Committee, taking into account the Consultant’s recommendations, believes reflect the overall health and competitive positioning of the Company and create long-term stockholder value.

In Fiscal 2013 and in prior fiscal years, the Named Officers were granted an award for a target number of Operating PSUs, and depending on the Company’s financial performance relative to members of the applicable compensation peer group for the specified metrics, the executive may earn up to 200% of the target number of PSUs (the “Maximum”) over the performance period. The performance period had three separate performance segments corresponding to three fiscal years of the Company. Up to 25% of the Maximum may be earned in respect of the first performance segment; up to 50% of the Maximum may be earned in respect of the second performance segment, less the amount earned in the first performance segment; and up to 100% of the Maximum may be earned in respect of the third performance segment, less the amount earned in the first and second performance segments.

In Fiscal 2014, the Compensation Committee modified the payout structure for the Operating PSUs to provide a greater focus on long-term stockholder value creation. The Operating PSUs granted in Fiscal 2014 measure performance based on relative revenue and operating income growth at the end of the second fiscal year of the three-year performance period and measures performance again at the end of the final fiscal year of the performance period. Up to 50% of the Maximum may be earned in respect of the first performance segment and up to 100% of the Maximum may be earned in respect of the second performance segment, less the amount earned in the first performance segment.

RED HAT, INC.    2014 PROXY STATEMENT    49

Stock PSUs.    Under our Stock PSUs, shares are earned on the basis of our stock price performance relative to the stock price performance of members of the applicable compensation peer group over a three-year performance period. Stock price performance is measured by the change in the average price of common stock measured over a 90-day period at each of the beginning and end of the performance period, as compared to the compensation peer group. The Named Officers receive a single payout, if any, at the end of the performance period.

For Stock PSUs awarded in Fiscal 2014, the Compensation Committee modified the performance goal to measure the relative performance of Red Hat common stock on a total shareholder return (“TSR”) basis (stock price performance plus any cash dividends payable with respect to a record date set, and not rescinded, within the performance period). The use of relative TSR creates inherent alignment with stockholders’ interests, using a generally simple and objective measurement process for calculating relative TSR.

RSAs.    RSAs granted to our Named Officers in Fiscal 2014 vest over a period of four years, with 25% vesting one year from the designated vesting start, which is approximately one year following the date of the grant, and the remainder vesting ratably on a quarterly basis over the course of the subsequent three years, provided that the recipient maintains a business relationship, by providing continuing service as an employee, officer, director or consultant, with the Company. The Compensation Committee believes that RSAs help to align the interests of management with those of stockholders by rewarding stock price performance without encouraging excessive risk-taking and are an important component of compensation used to attract and retain the Company’s executives. RSAs also serve to balance the riskier nature of the PSUs. RSA award amounts were set after considering amounts that would promote retention of such officers, reward such officers for long-term stock value preservation and performance and be competitive with compensation peer group practices and industry trends. The Compensation Committee modified the terms of the RSAs granted to the Named Officers to include a performance condition as discussed below in the section entitled “Tax Deductibility of the Named Officers’ Compensation.”

Awards Granted in Fiscal 2014.    In Fiscal 2014, equity compensation grants at target represented on average over 70% of the total target compensation amount for each of the Named Officers, the same percentage as the previous fiscal year. The Compensation Committee approved a target mixture of the following awards to each Named Officer:

Award Type	Percentage of Total Target Equity Award
Operating PSUs	33.3%
Stock PSUs	33.3%
RSAs	33.3%

In determining the mixture of PSUs and RSAs granted in Fiscal 2014, the Compensation Committee considered an equity compensation portfolio that would (i) promote retention of Named Officers, (ii) reward Named Officers for attainment of long-term Company goals that the committee believes deliver value to the stockholders, (iii) encourage senior management to out-perform our peers and (iv) be broadly reflective of practices among the compensation peer group and current industry practices and trends.

One-Time Retention Awards Granted to Brian Stevens

In October 2013, our Chief Technology Officer Brian Stevens was promoted to executive vice president, reporting directly to our CEO with responsibility for providing vision and leadership to our technology strategy. In connection with the designation of Mr. Stevens as an executive officer, he became a participant in the Company’s full executive compensation program, including the EVC Plan as described above. At the time of his promotion, Mr. Stevens:

•

entered into a restrictive covenants agreement with the Company (the “Executive Agreement”) which includes covenants relating to non-solicitation of customers and employees, non-competition and non-disparagement;

50    RED HAT, INC.    2014 PROXY STATEMENT

•	received a long-term cash award with a total potential value of $6,000,000 which

•

provides for cash payments to be paid in four equal installments of $1,500,000, with the first installment paid in October 2013 and the three remaining installments to be paid on each subsequent anniversary of the execution date of the cash retention agreement between Mr. Stevens and the Company documenting the terms and conditions associated with these cash payments,

•	conditions future payments upon Mr. Stevens’ continued employment by Red Hat, and

•

provides that he will forfeit all remaining payments and return any amounts paid in the two-year period prior to the breach up to a total of $2,000,000 if he violates the restrictive covenants in the Executive Agreement; and

•	received a special, one-time award of 93,875 RSAs with

•	a four-year vesting period and

•	the same vesting schedule and conditions discussed above under “RSAs.”

These awards are intended to help ensure that Mr. Stevens remains with the Company for several years. The Compensation Committee approved these awards in light of increasing competition and rising compensation levels for individuals possessing Mr. Stevens’ combination of expertise and experience in the technology industry generally and the open source industry specifically.

Payouts Earned in Fiscal 2014

In Fiscal 2014, the Named Officers received payouts under Operating PSU awards granted in each of the fiscal years ended February 29, 2012 (“Fiscal 2012”) and Fiscal 2013. The table below shows how Red Hat’s revenue and operating income growth ranked relative to the companies in the compensation peer group, our percentile rank (or performance percentage) among the compensation peer group for the applicable performance period and the corresponding payout percentage for Fiscal 2014 under these Operating PSU awards:

Operating PSU Grant	Fiscal 2014 Revenue Growth Rank	Fiscal 2014 Operating Income Growth Rank	Percentile Rank (1) (2)	Fiscal 2014 Payout % of Target (1)
Fiscal 2012	3	5	78%	200%
Fiscal 2013	5	7	67%	159%

(1)	Rounded to the nearest whole number
(2)	Percentile Rank indicates the percentage of the compensation peer group that Red Hat outperformed.

Based on these results, in Fiscal 2014 our Named Officers earned the number of shares set forth below for performance during the applicable performance segments. While Mr. Stevens only became an executive officer reporting to the CEO in October 2013, due to his role as the Company’s Chief Technology Officer, he has participated in the equity portion of the executive compensation program since the fiscal year ended February 28, 2011 (“Fiscal 2011”).

Named Officer	Operating PSU Payouts in Fiscal 2014
James M. Whitehurst	63,763
Charles E. Peters, Jr.	33,824
Brian M. Stevens	21,196
Paul J. Cormier	33,824
Arun Oberoi (1)	7,733

(1)	Mr. Oberoi joined the Company in May 2012 and is eligible to earn a payout under only the Operating PSU award granted in Fiscal 2013.

RED HAT, INC.    2014 PROXY STATEMENT    51

In Fiscal 2014, the Named Officers received payouts under the Stock PSU awards granted in Fiscal 2012. Red Hat’s relative stock price performance for the three-year period ending on February 28, 2014 fell in the middle of the peer group, outperforming 50% of the compensation peer group. As a result of this performance, the Fiscal 2012 Stock PSU award paid out at target and our Named Officers earned the number of shares set forth in the table below.

Named Officer	Stock PSU Payouts in Fiscal 2014
James M. Whitehurst	40,000
Charles E. Peters, Jr.	21,667
Brian M. Stevens	13,333
Paul J. Cormier	21,667
Arun Oberoi (1)	—

(1)	Mr. Oberoi joined the Company in May 2012 and will not be eligible to earn a payout under a Stock PSU award until 2015.

Fiscal 2015 Executive Compensation Decisions for our Named Officers

In May 2014, the Compensation Committee met to determine the executive compensation package for our executives, including our Named Officers, for Fiscal 2015. After reviewing the Company’s Fiscal 2014 financial performance and peer company data provided by the Consultant, the committee decided to increase base salaries and provide a mix of target opportunities to earn annual cash bonuses under our EVC Plan and a combination of Operating PSUs, Stock PSUs and RSAs in Fiscal 2015 that is similar to the mix provided in Fiscal 2014. The peer company data indicated that the Named Officers’ base salaries and target compensation opportunities are lower than those provided at many of our peer companies. The committee also noted that it had not increased base salaries for the Named Officers since August 2012 (except for Mr. Stevens, who received a salary increase in October 2013 at the time of his promotion) and the long-term performance delivered by the executive team, all of whom have been with Red Hat for over six years with the exception of Mr. Oberoi. Over the five-year period ending on February 28, 2014, Red Hat’s stock price increased by 331% and annual revenue increased by 135%.

Set forth below are the Fiscal 2015 compensation opportunities for the Named Officers.

	Base Salary ($)	Cash Bonus Target ($)	Operating PSUs (Target #)	Stock PSUs (Target #)	RSAs (#)
James M. Whitehurst	$900,000	$1,260,000	53,623	53,623	53,623
Charles E. Peters, Jr.	$520,000	$520,000	20,109	20,109	20,108
Brian M. Stevens (1)	$480,000	$384,000	20,109	20,109	20,108
Paul J. Cormier	$580,000	$580,000	30,163	30,163	30,163
Arun Oberoi	$500,000	$500,000	20,109	20,109	20,108

% of Total Compensation (Based on Average of Target Compensation)	13%	12%	25%	25%	25%

(1)	Mr. Stevens’ base salary amount became effective as of October 16, 2013 in connection with his promotion.

52    RED HAT, INC.    2014 PROXY STATEMENT

Stock Ownership Requirements

The Compensation Committee supports stock ownership as an effective means of helping to align management motivations with the long-term interests of stockholders. Under Red Hat’s Stock Ownership Policy for executive officers who report directly to the CEO, ownership levels are derived from multiples of salary. The current levels are as follows:

Position	Ownership Level
Chief Executive Officer	140,000 shares
Executive Vice President	33,000 shares
Senior Vice President	18,000 shares

If at any time an executive officer or a non-employee director does not hold a number of shares that equals or exceeds the applicable level, he or she is required to hold 50% of the shares (net of any shares withheld to satisfy tax obligations at vesting) realized from any equity awarded after March 1, 2010, the effective date of the Stock Ownership Policy, until ownership equals or exceeds the applicable level. For purposes of calculating ownership under the Stock Ownership Policy, shares owned outright, fully vested DSUs and 50% of unvested RSAs and DSUs are counted. Outstanding stock option and PSU awards are disregarded. As of the end of Fiscal 2014, all of the Named Officers were in compliance with the Stock Ownership Policy.

Policies Prohibiting Hedging and Pledging

Company policies prohibit employees from engaging in any of the following transactions with respect to securities of the Company: (i) selling short, (ii) buying or selling options (puts and calls), or other derivative securities or engaging in hedging or monetization transactions (such as collars and forward sales contracts), (iii) purchasing Company stock on margin or (iv) pledging Company stock to a margin account or otherwise.

Clawback Policy

In May 2009, the Board adopted a clawback policy for our Named Officers. The clawback policy generally requires any participant in our EVC Plan who engages in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty that results in a material restatement of financial statements included in any of our filings with the SEC to repay us (i) any portion of incentive compensation distributed during the twelve-month period following the filing with the SEC of any financial statements that are subsequently restated that is greater than the amount that would have been paid if calculated based on the restated financial results and (ii) the net proceeds from gains on any sale or disposition of our common stock distributed pursuant to incentive compensation arrangements during such twelve-month period. Our clawback policy went into effect on June 1, 2009 and applies to incentive compensation that is both approved by the Compensation Committee and awarded on or after that date. The Board adopted the policy as an additional deterrent to inappropriate behavior that could adversely affect the Company.

Employee Benefits and Perquisites

The Company offers health and welfare benefits to full-time employees on a geographic basis. Each full-time employee, including the Named Officers, working in a given geographic region generally receives the same health and welfare benefits that are offered to the other full-time employees in that region.

Tax Deductibility of the Named Officers’ Compensation

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and to each other officer (other than the CFO) whose compensation is

RED HAT, INC.    2014 PROXY STATEMENT    53

required to be reported pursuant to the Exchange Act by reason of being among the three most highly paid executive officers.

While the Company currently seeks to preserve deductibility of compensation paid to the Named Officers under Section 162(m), from time to time, it may provide compensation arrangements that are not deductible under Section 162(m) in order to recruit and retain outstanding executives.

On August 11, 2011, stockholders approved the 2011 Performance Compensation Plan, which was designed to enable us to maximize the tax deductibility of compensation expense in respect of named executive officers for incentive awards, such as PSUs and the annual cash bonus, under Section 162(m). In Fiscal 2011, the Compensation Committee modified the terms of the RSAs granted to the Named Officers in an effort to maximize tax deductibility of the RSAs under Section 162(m) by making the award subject to achievement of a performance condition, which was a specified dollar amount of revenues established by the Compensation Committee as the performance objective for Fiscal 2014 under the 2011 Performance Compensation Plan. If that objective is not achieved, the entire award is forfeited. Accordingly, the annual cash bonus award, PSUs and RSAs are designed to permit deductibility of related compensation expense under Section 162(m). Payouts may be made under each of these forms of executive compensation only upon achievement of the applicable performance condition, except upon a change in control of the Company. The Compensation Committee generally sets the performance condition within the first 90 days of the commencement of the applicable performance period or within the first 25% of the performance period (whichever is earlier) in an effort to maximize the deductibility under Section 162(m) of the related share-based compensation expense. While the Compensation Committee generally seeks to preserve the deductibility of most compensation paid to executive officers, the primary objective of the Company’s compensation program is to support and build our business with the goal of creating long-term value for our stockholders.

Severance and Change in Control Arrangements

Each of our Named Officers is eligible to receive compensation in certain circumstances following the termination of his or her employment. Although a substantial portion of compensation for Red Hat’s executives is performance-based and contingent on the achievement of Company and individual performance goals, the Compensation Committee has determined that severance and change in control benefits are appropriate in order to (i) attract and retain executive talent, (ii) avoid the distraction and costs associated with potentially protracted separation negotiations or disputes and (iii) help ensure in the event of an actual or threatened change in control of the Company that personal concerns are less likely to impede a transaction that may be in the best interests of our stockholders. See the section below entitled “Potential Payments Upon Termination or Change in Control” for a detailed description of amounts payable under our severance and change in control arrangements.

Severance Benefits.    The Compensation Committee finds it equitable to offer severance benefits to our Named Officers because severance often serves as a bridge when employment is involuntarily or constructively terminated without cause and severance benefits should therefore not be affected by other accumulated compensation. Each of our Named Officers, other than Mr. Whitehurst, is eligible to participate in our Senior Management Severance Plan (the “Severance Plan”), conditioned upon the execution of a release in favor of the Company and an agreement containing covenants relating to non-solicitation of customers and employees, non-competition and non-disparagement, subject to enforceability limitations under applicable law. Under the Severance Plan, benefits are based on a standard formula derived from annual compensation elements and payable only upon a termination by the Company without “Good Cause” or a termination by the Named Officer with “Good Reason”, each as defined in the Severance Plan

54    RED HAT, INC.    2014 PROXY STATEMENT

Mr. Whitehurst does not participate in the Severance Plan. Instead, under the terms of his employment agreement he is entitled to receive certain payments if his employment is terminated by the Company without “Cause” or he resigns for “Good Reason”, each as defined in his employment agreement, subject to his execution of a release in favor of the Company and compliance with the covenants in his employment agreement relating to non-solicitation of customers and employees, non-competition and non-disparagement.

Change in Control Arrangements.    The Company’s change in control arrangements incorporate a “double trigger” approach for the benefits to become payable. In other words, benefits are payable only upon a termination by the Company without “Good Cause” or a termination by the Named Officer with “Good Reason” that occurs during a period following a “Change in Control.” The Named Officers are our most senior executives and play an integral role in our success. These change in control arrangements are designed to:

•	retain these executives;

•	motivate our executives to advise our Board about a potential transaction that may be in the best interests of stockholders;

•

mitigate concern that, in the event that the Company is considering a change in control transaction, our executives may be unduly influenced by personal concerns about the economic consequences of possible loss of their jobs; and

•	prevent these executives from receiving a windfall solely because a change in control has occurred.

Accordingly, the Compensation Committee believes that the change in control arrangements serve the best interests of stockholders because they help to minimize the distraction of management during a potential change in control at a cost that the Compensation Committee believes is both appropriate and reasonable.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for Fiscal 2014 and this Proxy Statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Jeffrey J. Clarke (Chair)

Marye Anne Fox

Narendra K. Gupta

Donald H. Livingstone

H. Hugh Shelton

RED HAT, INC.    2014 PROXY STATEMENT    55

Summary Compensation Table

The following table sets forth the compensation paid to our Named Officers in Fiscal 2014, Fiscal 2013 and Fiscal 2012.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
James M. Whitehurst	2014	800,000	—	4,678,954	1,205,630	7,968	6,692,552
President and Chief Executive Officer	2013	789,583	—	5,739,825	656,000	8,928	7,194,336
	2012	764,583	—	5,563,360	1,423,520	5,583	7,757,046

Charles E. Peters, Jr.	2014	480,000	—	2,339,475	462,559	7,959	3,289,993
Executive Vice President and Chief Financial Officer	2013	473,750	—	2,869,921	314,880	8,472	3,667,023
	2012	458,750	—	3,013,490	678,435	7,750	4,158,425

Brian M. Stevens	2014	438,161	1,500,000	5,637,646	356,830	7,670	7,940,307
Executive Vice President and Chief Technology Officer

Paul J. Cormier	2014	480,000	—	3,509,215	472,800	309	4,462,324
Executive Vice President and	2013	473,750	—	2,869,921	314,880	318	3,658,869
President, Products and Technology	2012	458,750	—	3,013,490	679,830	325	4,152,395

Arun Oberoi	2014	465,000	—	2,339,475	440,355	8,412	3,253,242
Executive Vice President of Global Sales and Services	2013	360,543	—	2,582,924	305,040	8,385	3,256,892

(1)	Annual base salaries were increased in Fiscal 2013 effective as of August 1, 2012, as follows: Mr. Whitehurst—$800,000, Mr. Peters—$480,000, and Mr. Cormier—$480,000. The annual base salary for Mr. Oberoi was set at $465,000 effective as of May 23, 2012, his date of hire. The annual base salary for Mr. Stevens was increased in Fiscal 2014 effective as of October 16, 2013, to $480,000.
(2)	First payment under long-term cash award approved and granted to Mr. Stevens in October 2013. This award provides for him to receive cash payments totaling $6,000,000 over a four-year period, subject to certain terms and conditions. For more information concerning the terms of this award, see “Compensation Discussion and Analysis—Fiscal 2014 Compensation—One-Time Retention Awards Granted to Brian Stevens” above.
(3)	Amounts in this column represent the aggregate grant date fair value of RSA and PSU awards granted to Named Officers in each fiscal year listed as determined in accordance with FASB ASC Topic 718 and are consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported fair value is the value at the grant date based upon probable outcome of such conditions. For Fiscal 2014, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards) assuming achievement of maximum (200%) payout: Mr. Whitehurst—$6,381,270, Mr. Peters—$3,190,730, Mr. Stevens—$2,233,530, Mr. Cormier—$4,786,000, and Mr. Oberoi—$3,190,730. For Fiscal 2013, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards) assuming achievement of maximum (200%) payout: Mr. Whitehurst—$6,850,598, Mr. Peters—$3,425,402, Mr. Cormier—$3,425,402, and Mr. Oberoi—$3,082,800. For Fiscal 2012, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards) assuming achievement of maximum (200%) payout: Mr. Whitehurst—$6,976,000, Mr. Peters—$3,778,725, and Mr. Cormier—$3,778,725.
(4)	Amounts in this column represent amounts earned under the EVC Plan based on fiscal year performance. Mr. Stevens became eligible for the EVC Plan on October 16, 2013, and earned $169,260 under this plan. Prior to October 16, 2013, he earned $187,570 under a separate non-equity incentive plan. For additional information regarding the awards see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Annual Cash Bonus.”

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(5)	Amounts in this column consist of Company-paid 401(k) matching contributions and Company-paid premiums for life insurance and accidental death and disability benefits in each fiscal year that are generally available to all employees.

Employment and Indemnification Arrangements with Named Officers

Each of our Named Officers has entered into employment or related agreements with us that are described in more detail below.

Chief Executive Officer

Mr. Whitehurst and the Company entered into an Executive Employment Agreement, dated as of December 19, 2007, as amended from time to time (“2007 Executive Employment Agreement”), pursuant to which Mr. Whitehurst receives a base salary the amount of which is determined by the Compensation Committee. Additionally, he is eligible to receive an annual incentive bonus in an amount up to 200% of his base salary in effect at the beginning of each fiscal year, as determined in the sole discretion of the Compensation Committee.

Under the 2007 Executive Employment Agreement, the Compensation Committee will also consider the grant of equity awards to Mr. Whitehurst no less frequently than annually.

The provisions of Mr. Whitehurst’s 2007 Executive Employment Agreement governing severance payments are further discussed below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Other Named Officers

Each of our Named Officers (other than Mr. Whitehurst and Mr. Stevens) entered into an offer letter with us at the time his employment with the Company began. The Company has no continuing obligations under the offer letters.

Indemnification

Each of our Named Officers has entered into an indemnification agreement with the Company. In general, the indemnification agreements provide that the Company will, to the fullest extent permitted by law, and subject to certain limitations and exceptions, indemnify the Named Officer against expenses, judgments, fines, penalties and amounts paid in settlement that may be incurred in connection with the defense or settlement of threatened, pending or completed proceedings to which the Named Officer becomes subject in connection with his or her service as an officer of the Company or in connection with other services performed by him or her at the request of the Company (such as service as a director or officer of a subsidiary of the Company). The indemnification agreements also provide for indemnification rights regarding both third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the advancement of expenses incurred by the Named Officer under certain circumstances. The indemnification agreements are not exclusive of any other rights to indemnification or advancement of expenses to which the Named Officer may be entitled, including any rights arising under the Company’s Certificate of Incorporation or By-Laws, a separate agreement with the Company or applicable law.

Employment Arrangement with New Executive Officer

In October 2013, our CTO Brian Stevens was promoted to Executive Vice President, reporting directly to our CEO. At that time, Mr. Stevens entered into an Executive Agreement similar to the form of

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executive agreements signed by our other Named Officers other than Mr. Whitehurst. In connection with this promotion, Mr. Stevens received an increase in salary to $480,000 per year, a long-term cash award with a total potential value of $6,000,000 pursuant to a cash retention agreement and a one-time award of 93,875 RSAs subject to the Company’s achievement of a specified dollar amount of revenue. If Mr. Stevens’ service terminates because he voluntarily resigns or he is terminated with Good Cause (as defined in the cash retention agreement), he forfeits all remaining payments under the cash award. If Red Hat terminates him without Good Cause, he resigns with Good Reason (as defined in the cash retention agreement), or he dies or becomes disabled, he will have the right to receive any outstanding payments when they are due. If he violates the restrictive covenants in the Executive Agreement, then he forfeits all remaining payments under the cash retention agreement and is subject to a clawback of any amounts paid under that agreement in the two-year period prior to the breach up to a total of $2,000,000. Mr. Stevens also entered into an indemnification agreement with the Company with the terms and provisions described under “Indemnification” above. Mr. Stevens’ compensation arrangements are described in greater detail in “Compensation Discussion and Analysis—Fiscal 2014 Compensation—One-Time Retention Awards Granted to Brian Stevens” above.

Grants of Plan-Based Awards in Fiscal 2014

The following table sets forth information regarding all incentive plan awards granted to our Named Officers during Fiscal 2014.

Name	Grant Date		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Whitehurst	5/30/13	(5)	5/22/13							33,334	1,595,365
	5/30/13	(6)	5/22/13				8,333	33,333	66,666		1,595,317
	5/30/13	(7)	5/22/13				8,333	33,333	66,666		1,488,272
			5/22/13	250,000	1,000,000	2,000,000
Charles E. Peters, Jr.	5/30/13	(5)	5/22/13							16,666	797,635
	5/30/13	(6)	5/22/13				4,167	16,667	33,334		797,682
	5/30/13	(7)	5/22/13				4,167	16,667	33,334		744,158
			5/22/13	96,000	384,000	768,000
Brian M. Stevens	5/30/13	(5)	5/22/13							11,666	558,335
	5/30/13	(6)	5/22/13				2,917	11,667	23,334		558,382
	5/30/13	(7)	5/22/13				2,917	11,667	23,334		520,915
	10/16/13	(5)	10/8/13							93,875	4,092,950
			5/22/13	96,000	384,000	768,000
Paul J. Cormier	5/30/13	(5)	5/22/13							25,000	1,196,500
	5/30/13	(6)	5/22/13				6,250	25,000	50,000		1,196,500
	5/30/13	(7)	5/22/13				6,250	25,000	50,000		1,116,215
			5/22/13	96,000	384,000	768,000
Arun Oberoi	5/30/13	(5)	5/22/13							16,666	797,635
	5/30/13	(6)	5/22/13				4,167	16,667	33,334		797,682
	5/30/13	(7)	5/22/13				4,167	16,667	33,334		744,158
			5/22/13	93,000	372,000	744,000

(1)	These columns show the potential value of the payout for each Named Officer under the EVC Plan as if the threshold, target or maximum goals had been satisfied for the performance measures established for Fiscal 2014 by the Compensation Committee. If the threshold goal is not satisfied, the Named Officer receives no payout. Actual bonus payments to Named Officers under the EVC Plan for Fiscal 2014 performance are shown in the Summary Compensation Table above in the column titled “Non-Equity Incentive Plan Compensation.”

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(2)	These columns show the number of shares underlying PSUs granted in Fiscal 2014 that may be earned by each Named Officer if the threshold, target or maximum performance levels are satisfied. If the threshold performance level is not satisfied, the Named Officer receives no payout. The grant date fair value of PSUs granted to Named Officers in Fiscal 2014 is included in the Grants of Plan-Based Awards Table above in the column titled “Grant Date Fair Value of Stock Awards” and is calculated as described in footnote 4 below.
(3)	Amounts in this column reflect RSAs granted to Named Officers in Fiscal 2014 under the 2004 Long-Term Incentive Plan. The RSAs for Named Officers vest over a four-year period, 25% vesting after one year and the remainder quarterly thereafter over an additional three years. For further discussion see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Equity Compensation.” The grant date fair value of RSAs granted to Named Officers in Fiscal 2014 is included in the Grants of Plan-Based Awards Table above in the column titled “Grant Date Fair Value of Stock Awards” and is calculated as described in footnote 4 below.
(4)	This column reflects the aggregate grant date fair value of the equity awards granted to the Named Officer in Fiscal 2014 as determined in accordance with FASB ASC Topic 718 and is consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported value is the value at the grant date based upon the probable outcome of such conditions.
(5)	Grant date for RSAs
(6)	Grant date for Operating PSUs
(7)	Grant date for Stock PSUs

Outstanding Equity Awards at End of Fiscal 2014

The following table sets forth information on the holdings of stock awards by our Named Officers as of February 28, 2014.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
James M. Whitehurst	74,794	4,412,098	384,011	22,652,809
Charles E. Peters, Jr.	37,293	2,199,914	197,285	11,637,842
Brian M. Stevens	120,542	7,110,773	129,812	7,657,610
Paul J. Cormier	46,877	2,765,274	230,617	13,604,097
Arun Oberoi	26,041	1,536,159	122,513	7,227,042

(1)	Amounts in this column reflect RSAs granted to Named Officers and outstanding as of February 28, 2014. All RSAs listed above vest over a four-year period, 25% vesting after one year subject to achievement of the performance condition and the remainder vesting quarterly thereafter over an additional three years. With the exception of an RSA award granted to Mr. Stevens on October 16, 2013, all other RSAs were granted on or about May 30 in 2010, 2011, 2012 or 2013. Information presented aggregates historical grants of outstanding RSAs.
(2)	The market value of the shares was calculated by multiplying the number of shares of common stock by $58.99, the closing price of our common stock on February 28, 2014.
(3)	Amounts in this column reflect PSUs granted to Named Officers and outstanding as of February 28, 2014, and assume payout at the maximum of 200% of target as described in the table entitled “Grants of Plan-Based Awards in Fiscal 2014” above.

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Option Exercises and Stock Vested in Fiscal 2014

The following table sets forth information on the number and value of shares of stock vested during Fiscal 2014 for our Named Officers. The Named Officers had no outstanding stock options during Fiscal 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
James M. Whitehurst	176,427	8,713,091
Charles E. Peters, Jr.	73,906	3,650,694
Brian M. Stevens	62,322	3,056,345
Paul J. Cormier	97,653	4,826,053
Arun Oberoi	9,780	486,141

(1)	The value realized on vesting is based on the closing price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

Each of our Named Officers is eligible to receive certain payments upon certain types of termination of employment. The details regarding these payments are contained in (i) the Severance Plan, (ii) the Named Officer’s PSU and RSA agreements and/or (iii) the Senior Management Change in Control Severance Policy (the “Change in Control Policy”). In addition, Mr. Whitehurst’s 2007 Executive Employment Agreement includes provisions regarding payment upon certain types of termination of employment. Provisions relating to payments to be made to Mr. Stevens upon termination or change in control are described above in “Employment Arrangement with New Executive Officer.”

Severance Payments

Chief Executive Officer.    If the Company terminates Mr. Whitehurst’s employment without Cause (as defined in his 2007 Executive Employment Agreement) or if Mr. Whitehurst resigns for Good Reason (as defined in his 2007 Executive Employment Agreement), subject to the Company’s receiving a valid release of claims and Mr. Whitehurst’s compliance with non-compete, non-solicitation, non-disparagement and other covenants, Mr. Whitehurst will be entitled to receive 150% of his then current annualized base salary, and a prorated portion of his then current target bonus, and the Company will pay the full cost of health care premiums for Mr. Whitehurst and his qualified beneficiaries as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of no longer than 18 months following his termination. In addition, any portion of a prior stock award that is outstanding but unvested and which would otherwise have vested during the subsequent 18 months, will immediately vest. Mr. Whitehurst’s right to exercise any outstanding stock options will end on the earlier of the first anniversary of his termination or the expiration of the option’s maximum term. The non-compete, non-solicitation and non-disparagement covenants expire one year following the termination of Mr. Whitehurst’s employment.

If the Company terminates Mr. Whitehurst’s employment for Cause or Mr. Whitehurst resigns without Good Reason, he will be entitled to payment of his base salary through the date his employment terminates and shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company or as required by law.

Other Named Officers.    If the Company terminates a Named Officer’s (other than Mr. Whitehurst) employment without Good Cause (as defined in the Severance Plan) or if the Named Officer resigns for Good Reason (as defined in the Severance Plan), subject to the Company’s receipt of a valid release of claims and the Named Officer’s compliance with non-compete, non-solicitation, non-disparagement and other covenants, the Named Officer will be entitled to receive (1) 1.8 times his

60    RED HAT, INC.    2014 PROXY STATEMENT

then current annualized base salary and (2) a lump sum payment equal to 100% of the premium for the continuation of health, dental and vision coverage for 12 months for himself and his qualified beneficiaries as provided under COBRA. The non-compete and non-solicitation provisions expire one year following the termination of the Named Officer’s employment. The non-disparagement covenant has no expiration date. In addition, any equity awards with vesting that is not performance-based shall continue to vest, and the Named Officer will be able to exercise any outstanding option awards until the earlier of (i) 180 days following termination and (ii) the termination of the award. For equity awards with vesting that is performance-based, the Named Officer will enjoy continued status as an employee, solely for purposes of any performance segment under the awards that has begun, but has not been completed, as of the termination date, until the earliest of (i) 180 days following termination, (ii) 10 days after the Compensation Committee determines whether performance has been achieved for the performance segment during which termination occurs and (iii) the expiration of the award. Under the terms of the PSU award agreements, a Named Officer who has been terminated without Good Cause (as defined in the applicable award agreement) will be entitled to receive a prorated portion of earned PSUs for any performance segment that has begun, but has not been completed, as of the termination date. The number of PSUs received under this provision will be based on actual performance for the entire performance segment, and the shares earned shall be delivered to the terminated Named Officer at the same time that they are delivered to Named Officers who continue to be employed by the Company.

If the Company terminates the Named Officer for Good Cause, or if he voluntarily resigns from the Company other than for Good Reason, the Named Officer shall have no further right to receive any compensation or benefits after the termination or resignation, other than compensation or benefits that are generally provided for all salaried employees upon resignation or termination under similar circumstances.

Change in Control Severance Payments

Chief Executive Officer.    If (a) the Company terminates Mr. Whitehurst’s employment without Cause either within three months prior to or upon or within 24 months following a Change in Control (as such terms are defined in his 2007 Executive Employment Agreement) or (b) Mr. Whitehurst terminates his employment for Good Reason upon or within 24 months following the occurrence of a Change in Control (as such terms are defined in his 2007 Executive Employment Agreement), subject to the Company receiving a valid release of claims, he will be entitled to receive (1) 200% of his then current annualized base salary, (2) 200% of his then current target bonus, and (3) a prorated portion of his then current target bonus, and the Company shall pay the full cost of health care premiums as provided under COBRA for Mr. Whitehurst and his qualified beneficiaries for a period of no longer than 24 months following his termination and premiums for term life insurance in the same amount of death benefit protection that he enjoyed under Company-provided life insurance coverage on the date of his termination of employment paid by the Company for a period of 24 months following his termination. In addition, any unvested portion of his outstanding stock awards will immediately vest. In the event that compensation paid to Mr. Whitehurst by the Company is subject to tax imposed by Section 4999 of the Code, the Company will reimburse Mr. Whitehurst for the amount of any excise tax paid under Section 4999 and increase the amount paid to cover any additional taxes imposed in connection with the reimbursement.

Other Named Officers.    Each Named Officer who was employed by the Company on February 28, 2014 (other than Mr. Whitehurst) is a party to RSA and PSU agreements that provide for accelerated vesting under certain circumstances (described below) after a Change in Control (as defined in the Company’s stockholder-approved 2004 Long-Term Incentive Plan, as amended and restated) of the Company. Upon such a Change in Control of the Company, the Named Officer’s Operating Performance PSUs will be considered earned and either convert into shares of restricted stock or be paid out in shares of common stock as if (x) the Named Officer met the target

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performance level if the Change in Control occurs during the first two years of the applicable performance period and (y) the three-year performance period had ended on the last day of the most recently completed fiscal quarter before the date that the Change in Control occurred if the Change in Control occurs during the final year of the performance period. Upon a Change in Control of the Company, the Stock PSUs will be considered earned and either convert into shares of restricted stock or be paid out using the per share equivalent of the cash consideration and securities paid or payable to the Company or its stockholders in connection with the Change in Control. PSUs that convert into shares of restricted stock upon a Change in Control vest 25% after the end of the first year, 50% after the end of the second year and 100% at the end of the third year as long as the Named Officer’s relationship with the Company or its successor continues.

Following the Change in Control, if the Named Officer’s RSAs are assumed or converted in connection with the Change in Control, and if the Named Officer’s relationship with the Company or its successor is terminated within one year after the Change in Control without Good Cause (as defined in the applicable agreements) by the Company or its successor or with Good Reason (as defined in the applicable agreements) by the Named Officer, then unvested RSAs would vest. If the Named Officer’s RSAs are not assumed or converted in connection with a Change in Control, then the restricted stock would be treated as vested immediately prior to the Change in Control.

Pursuant to the Change in Control Policy (effective February 22, 2007), each Named Officer who was employed by the Company on February 28, 2014 (other than Mr. Whitehurst) will be eligible for lump sum cash payments if the Named Officer’s employment is terminated under certain circumstances after a Change in Control (as defined in the Change in Control Policy) of the Company. These payments will be in lieu of, and not in addition to, any other cash severance payments to which a Named Officer may be entitled. Under the Change in Control Policy, if, within one year after the Change in Control, the Company or its successor terminates the Named Officer without Good Cause (as defined in the Change in Control Policy) or the Named Officer terminates his employment with Good Reason (as defined in the Change in Control Policy), then the Named Officer will be eligible to receive:

•

a lump sum payment equal to two times the sum of the Named Officer’s then current annual base salary plus an amount equal to the average of the annual bonuses earned by the Named Officer during the two previous fiscal years;

•

continuation of the Named Officer’s and his qualified beneficiaries’ coverage under the Company’s welfare benefit plans as in effect on the date of termination until the earlier of two years following the date of termination or the date the Named Officer or his qualified beneficiaries become eligible for comparable benefits from another employer; provided, however, the Named Officer must continue to contribute the employee share of premiums, as from time to time applicable to employees of the Company generally, in order to continue such coverage; and

•

a pro-rata incentive bonus, if any, to which he would have been entitled in accordance with the Company’s annual bonus plan calculated through the Named Officer’s termination, but based on the targets achieved prior to the Named Officer’s date of termination.

In the event that compensation paid to Mr. Peters or Mr. Cormier by the Company is subject to tax imposed by Section 4999 of the Code, the Company will reimburse Mr. Peters and Mr. Cormier, as applicable, for the amount of any excise tax paid under Section 4999 and increase the amount paid to cover any additional taxes imposed in connection with the reimbursement.

Since December 2007, the Company has not entered into any new, or modified any existing, provisions that provide for the Company to reimburse any individual for the amount of any excise tax paid under Section 4999, or made any other material modifications to the Change in Control Policy.

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Potential Payments Upon Termination or Change in Control Table

The following table sets forth information on the potential payments to Named Officers upon termination or change of control of the Company, assuming the termination or change of control took place on February 28, 2014, the last business day of Fiscal 2014, and calculated as described above in the section entitled “Potential Payments Upon Termination or Change in Control.” Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ from those set forth below.

			Accelerated Vesting of Long-Term Incentive Plan Awards
Name	Cash Severance Payment ($) (1)		Restricted Stock ($) (2)	PSUs ($) (3)	Welfare Benefits ($) (4)	Excise Gross Up Payment ($) (5)	Total ($)
James M. Whitehurst
• Termination Without Cause	2,200,000		2,746,810	5,979,232	30,450	—	10,956,493
• Termination With Good Reason	2,200,000		2,746,810	4,340,637	30,450	—	9,317,898
• Change in Control With Termination Without Cause or With Good Reason	4,600,000		3,975,690	6,306,951	84,200	—	14,966,841
Charles E. Peters, Jr.
• Termination Without Good Cause	864,000		448,560	1,781,616	20,300	—	3,114,476
• Termination With Good Reason	864,000		448,560	—	20,300	—	1,332,860
• Change in Control With Termination Without Good Cause or With Good Reason	1,953,315		1,996,929	3,153,570	40,600	—	7,144,414
Brian M. Stevens
• Termination Without Good Cause	864,000		1,738,376	1,210,271	20,300	—	3,832,947
• Termination With Good Reason	864,000		1,738,376	—	20,300	—	2,622,676
• Change in Control With Termination Without Good Cause or With Good Reason	1,734,449		6,928,847	2,160,007	40,600	—	10,863,904
Paul J. Cormier
• Termination Without Good Cause	864,000		608,305	2,211,734	20,300	—	3,704,339
• Termination With Good Reason	864,000		608,305	—	20,300	—	1,492,605
• Change in Control With Termination Without Good Cause or With Good Reason	1,954,710		2,525,421	4,136,697	40,600	—	8,657,428
Arun Oberoi
• Termination Without Good Cause	837,000		301,144	1,689,466	20,300	—	2,847,910
• Termination With Good Reason	837,000		301,144	—	20,300	—	1,158,444
• Change in Control With Termination Without Good Cause or With Good Reason	1,540,080	(6)	1,480,885	3,034,829	40,600	—	6,096,394

(1)	Amounts in this column are based on base salary as of February 28, 2014 and amounts received under our annual cash bonus plan for Fiscal 2013 and Fiscal 2012. For purposes of determining the amount of the pro-rated annual cash bonus for Fiscal 2014 to be paid to the Named Officers other than Mr. Whitehurst upon a Change in Control With Termination Without Good Cause or With Good Reason, amounts are equal to the annual cash bonus amounts actually paid in respect of Fiscal 2014 performance.
(2)	Amounts in this column are equal to the value of RSAs outstanding that would vest upon the triggering event described in the leftmost column, based on the $58.99 closing price per share

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of our common stock on February 28, 2014. We have assumed that Mr. Whitehurst signed a release in favor of the Company on February 28, 2014. We have assumed that each of the other Named Officers signed a release in favor of the Company in connection with a Termination Without Good Cause or With Good Reason on February 28, 2014.

(3)	Amounts in this column are equal to the value of all forms of PSUs outstanding that would be distributed upon the triggering event described in the leftmost column, based on the $58.99 closing price per share of our common stock on February 28, 2014. Upon a Change in Control With Termination Without Good Cause or With Good Reason, for each Named Officer we have assumed that (i) Operating Performance PSU awards would vest at the target level less any amounts previously paid out under the award and (ii) Stock PSU awards would vest based on the relative performance of our common stock based on the $58.99 closing price per share of our common stock on February 28, 2014. For Mr. Whitehurst, upon a Termination Without Cause or With Good Reason, the value of shares underlying PSUs that are shown in this table has been calculated based on the Company’s actual performance for the performance segments that ended on February 28, 2014 and at target for all other performance segments. We have also assumed that Mr. Whitehurst signed a release in favor of the Company on February 28, 2014. We have assumed that each of the other Named Officers signed a release in favor of the Company in connection with a Termination Without Good Cause or With Good Reason on February 28, 2014. Upon a Termination Without Good Cause, the value of the prorated shares underlying PSUs for each Named Officer except for Mr. Whitehurst has been calculated based on the Company’s actual performance in Fiscal 2014.
(4)	Amounts in this column were calculated using an assumed total cost of welfare benefits of $20,300 per year. Mr. Whitehurst’s welfare benefits also include an annual cost of $21,800 to continue his life insurance that he would receive upon a Change in Control With Termination Without Cause or With Good Reason.
(5)	For purposes of determining whether any payment received by a Named Officer upon a Change in Control With Termination Without Good Cause or With Good Reason would constitute an “excess parachute payment” subject to an excise tax under Section 4999 of the Code, the acceleration value of vested RSAs was calculated using the applicable federal rates published by the Internal Revenue Service.
(6)	Mr. Oberoi was not employed by the Company during Fiscal 2012 and therefore received no bonus during Fiscal 2012. For purposes of the bonus portion of this calculation, we have used Mr. Oberoi’s bonus earned in Fiscal 2013.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of February 28, 2014.

	(a)	(b)	(c)
Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted-average exercise price of outstanding options, warrants and rights ($) (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (4)
Equity compensation plans approved by security holders	6,955,985	47.31	19,608,109
Equity compensation plans not approved by security holders (5)	10,792	45.73	16,787
Total	6,966,777		19,624,896

(1)

A total of 376,621 shares representing options and a total of 7,048,533 full value awards (DSUs, Restricted Stock Units (“RSUs”), PSUs, and RSAs) were outstanding as of February 28, 2014; however, the table excludes an aggregate of 458,377 shares broken out as follows: (i) 55,344 shares of common stock with a weighted-average exercise price of $2.63 per share that are issuable upon exercise of options issued under compensation plans assumed in connection with the acquisition of

64    RED HAT, INC.    2014 PROXY STATEMENT

the following entities: JBoss, Inc., Makara, Inc. and Gluster Inc. and (ii) an aggregate of 403,033 shares of common stock underlying outstanding RSAs under the 2004 Long-Term Incentive Plan which are subject to forfeiture and would become available for future issuance if service conditions are not satisfied.

(2)	The shares represented in this column include awards of stock options, RSUs, DSUs and PSUs. For purposes of this table, shares underlying PSUs are calculated assuming payout at the maximum of 200% of the target as described in the “Grants of Plan-Based Awards in Fiscal 2014” table above, even though the actual payout amount may be less than the maximum. For a discussion of PSUs see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Equity Compensation.” Such outstanding awards were issued under stockholder-approved plans as follows: (i) 6,951,438 shares of common stock issuable under the 2004 Long-Term Incentive Plan and (ii) 4,547 shares of common stock issuable under the Company’s 1999 Stock Option and Incentive Plan (no additional shares of common stock remain available for future issuance under this plan). Please refer to footnote 5 for information regarding outstanding awards issued under equity compensation plans which have not been approved by stockholders.
(3)	The weighted average exercise price in Column (b) excludes: a total of 7,037,741 full value awards (RSAs, DSUs, PSUs and RSUs) issued under the 2004 Long-Term Incentive Plan with no exercise price but with a weighted average fair market value of $47.39 and a total of 10,792 RSUs issued under the Makara, Inc. 2008 Equity Incentive Plan (the “Makara Plan”) with no exercise price but with a weighted average fair market value of $45.73.
(4)	Consists of 19,608,109 shares of common stock remaining available for future issuance under the 2004 Long-Term Incentive Plan and 16,787 shares of common stock remaining available for future issuance under the Makara Plan (excluding shares reflected in Column (a)). Full-value awards issued under the 2004 Long-Term Incentive Plan after August 2012 reduce the number of securities remaining at a rate of 1.7 shares for each full value share awarded. Awards granted August 2008 through July 2012 reduce the number of securities remaining available under the plan on a one-for-one basis. Awards granted August 2006 through July 2008 reduce the number of securities remaining at a rate of 1.6 shares for each full value share awarded. A total of 7,037,741 shares underlying full value awards were outstanding as of February 28, 2014; however, 9,417 of these shares have been deducted from the plan at a rate of 1.6 shares for each full value share awarded, and 4,349,805 of these shares have been deducted from the plan at a rate of 1.7 shares for each full value share awarded resulting in a total additional debit of 3,050,514 shares.
(5)	In connection with our acquisition of Makara, Inc., we assumed unvested stock options issued by Makara, Inc. on an as-converted basis of which 1,200 shares remain outstanding (the “Assumed Options”). Each Assumed Option continues to have the same terms and conditions in effect prior to the acquisition, except that the number of shares to be received upon exercise of such Assumed Option and the exercise price of such Assumed Option were adjusted in accordance with the transaction terms. RSUs from the Makara Plan representing 68,869 shares were granted to employees of Makara, Inc. following the transaction closing date in satisfaction of the terms of the merger agreement and to induce continued employment with the Company. Please see the Registration Statement on Form S-8 filed by the Company with the SEC on December 7, 2010 and “Other Stock Plans” below for additional information regarding the Makara Plan. An aggregate of 16,787 shares of Red Hat common stock remain available for future issuance under this plan.

Other Stock Plans

Makara Plan

A brief summary of the Makara Plan is outlined below. The following summary is not a complete description of all the provisions of the Makara Plan and is qualified in its entirety by reference to the Makara Plan and related documents, copies of which are attached as Exhibits 99.1 through 99.6 of the Registration Statement on Form S-8 filed by the Company with the SEC on December 7, 2010.

Purpose.    The Makara Plan allows Red Hat to provide Eligible Participants (as defined below) who are selected to receive awards under the Makara Plan the opportunity to acquire an equity

RED HAT, INC.    2014 PROXY STATEMENT    65

interest in Red Hat. The Board believes that equity incentives are a significant factor in retaining and motivating employees who joined Red Hat through the Makara acquisition whose present and potential contributions are important to Red Hat.

Key Provisions.

•

Eligible Participants: Directors, employees, consultants and advisors of the Company or an affiliate of the Company hired after November 19, 2010 (the “Acquisition Date”) or individuals employed by Makara, Inc. prior to the Acquisition Date in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted).

•

Shares Originally Authorized Under the Plan, Shares Assumed, and Grant History: As of the Acquisition Date, Makara shareholders had authorized a total of 2,625,761 shares under the Makara Plan. Red Hat assumed a total of 93,201 shares on an as-converted basis consisting of:

(i)	21,943 unvested options to purchase Makara common stock that were outstanding immediately prior to the Acquisition Date and that were assumed by the Company and converted into options to purchase the Company’s common stock subject to the same vesting and other conditions that applied to the Makara options immediately prior to the acquisition. All options were granted at fair market value on the date of grant pursuant to the terms of the Makara Plan.

(ii)	71,258 shares available for future issuance under the Makara Plan. Red Hat awarded 68,869 shares in the form of RSUs vesting 25% annually over four years to individuals employed by Makara prior to the Acquisition Date as inducement to continue employment with Red Hat. As of February 28, 2014 there were 16,787 shares available for issuance under the Makara Plan.

Administration.    The Makara Plan is administered by the Company’s Compensation Committee consisting of independent directors or such other committee of independent directors appointed by the Board, and except as limited by the Makara Plan, the Compensation Committee may exercise all discretion delegated to it under the Makara Plan. The Compensation Committee will select the employees of the Company and other persons who shall receive awards in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted), determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the Makara Plan and establish, amend and rescind any rules relating to the Makara Plan. The Compensation Committee may, under the Makara Plan, delegate to a committee of one or more directors or officers the right under an award agreement to grant, cancel or suspend awards to employees who are not directors or officers of the Company, subject to certain conditions and exceptions.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in Fiscal 2014 a team composed of senior members of our equity compensation team and human resources and legal departments inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company management in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with the Compensation Consultant on executive compensation design matters. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

66    RED HAT, INC.    2014 PROXY STATEMENT

OTHER MATTERS

Stockholder Proposals

Stockholders may submit proposals for consideration at our 2015 Annual Meeting of Stockholders (“2015 Annual Meeting”).

To be considered for inclusion in next year’s proxy statement, your proposal must be submitted in accordance with the SEC’s Rule 14a-8 and must be received by our Corporate Secretary at our principal executive offices no later than February 25, 2015.

If you wish to submit a matter for consideration at our 2015 Annual Meeting that is not intended to be included in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2015 Annual Meeting (including any stockholder proposal or director nomination), written notice consistent with our By-Laws must be delivered to our Corporate Secretary no later than the close of business on April 9, 2015, nor earlier than March 10, 2015. However, if the date of our 2015 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the date of the 2014 Annual Meeting, your notice will be timely if it is received not earlier than the 90th day prior to the date of our 2015 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the date of our 2015 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of our 2015 Annual Meeting is first made.

All matters submitted must comply with the applicable requirements or conditions established by the SEC and our By-Laws. Proposals should be addressed to: Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina, 27601, Attn: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership of, and transactions in, our securities with the SEC. Such directors, executive officers and 10% holders are then required to furnish us with copies of all Section 16(a) reports they file.

Based on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during Fiscal 2014 all filings required to be made by reporting persons were timely made.

RED HAT, INC.    2014 PROXY STATEMENT    67

1-888-REDHAT1 (1-888-733-4281)
+1-919-754-3700 worldwide
investors@redhat.com

100 East Davie Street
Raleigh, NC 27601, USA
redhat.com

redhat.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on August 6, 2014.

Vote by Internet — Go to www.envisionreports.com/RHT — Or scan the QR code with your smartphone — Follow the steps outlined on the secure website

Vote by telephone

—	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

—	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the director nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Sohaib Abbasi	☐	☐	☐	02 - Narendra K. Gupta	☐	☐	☐	03 - William S. Kaiser	☐	☐	☐
04 - James M. Whitehurst	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2015	☐	☐	☐	3.	To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2014 Annual Meeting of Stockholders

Red Hat, Inc.

Thursday, August 7, 2014 at 10:00 a.m. Local Time

Red Hat Tower

100 East Davie Street, Raleigh, NC 27601

Upon arrival, please present photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Red Hat, Inc.

Notice of 2014 Annual Meeting of Stockholders

100 East Davie Street, Raleigh, NC 27601

Proxy Solicited by Board of Directors for Annual Meeting – August 7, 2014

Paul Argiry, Brandon Asbill and Mark Cook or any of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Red Hat, Inc. to be held on August 7, 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the director nominees listed and FOR Proposals 2 - 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)